UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Bassett Furniture Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BASSETT FURNITURE INDUSTRIES, INCORPORATED

Bassett, Virginia

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 9, 2016

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bassett Furniture Industries, Incorporated (the “Company”), will be held at the Company’s headquarters in Bassett, Virginia, on Wednesday, March 9, 2016, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

1.	The election of ten Directors.

2.	A proposal to approve the amendment and restatement of the Company’s 2010 Stock Incentive Plan.

3.	A proposal to ratify the selection of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending November 26, 2016.

4.	To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers.

5.	Any and all other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on January 22, 2016 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof, and only holders of Common Stock of the Company of record at such date will be entitled to notice of or to vote at the meeting.

YOUR VOTE IS VERY IMPORTANT TO US. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE ACT PROMPTLY TO VOTE YOUR SHARES BY RETURNING THE ENCLOSED PROXY, DATED AND SIGNED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS EXERCISED AND WILL NOT BE EXERCISED IF YOU ATTEND THE MEETING AND VOTE IN PERSON.

By Order of the Board of Directors
/s/ Robert H. Spilman, Jr.
Robert H. Spilman, Jr.
President and Chief Executive Officer

Bassett, Virginia

February 8, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 9, 2016

The Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders and the Annual Report for the fiscal year ended November 28, 2015 are available at http://investors.bassettfurniture.com/.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

3525 Fairystone Park Highway, Bassett, Virginia 24055

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of Bassett Furniture Industries, Incorporated (the “Company” or “Bassett”) to be held at the Company’s headquarters in Bassett, Virginia, at 10:00 a.m., local time, on Wednesday, March 9, 2016. This Proxy Statement and accompanying proxy are being sent to the stockholders of the Company on or about February 8, 2016.

The Company’s directors, officers and employees may solicit proxies in person or by telephone, e-mail, or other means for no additional compensation. Brokers, dealers, banks or voting trustees, or their nominees, who hold stock in their names for others or hold stock for others who have the right to give voting instructions, will be asked to forward proxy materials to their principals and request authority for the execution of the proxy. The Company will reimburse such institutions for their reasonable expenses in so doing. The total cost of soliciting proxies will be borne by the Company.

Any shareholder of record may revoke his or her proxy before it is exercised by (1) sending written notice to Jay R. Hervey, Vice President, Secretary and General Counsel, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055, (2) timely delivering a valid, later-dated proxy or (3) by attending the meeting and electing to vote in person. Any beneficial owner of common stock may revoke his or her proxy before it is exercised by contacting his or her bank, broker or other shareholder of record and submitting revised voting instructions. Proxies received by the Company that are in proper form will be voted as set forth on the proxy at the meeting or any adjournment of the meeting. If your shares are held in street name with your broker or by a nominee and you wish to vote in person at the meeting you will need to obtain a legal proxy from the institution that holds your shares and provide that legal proxy at the meeting.

The only matters to be considered at the meeting, so far as known to the Board of Directors, are the matters set forth in the Notice of Annual Meeting of Stockholders, and routine matters incidental to the conduct of the meeting. However, if any other matters should come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy, or their substitutes, to vote said proxy in accordance with their judgment on such matters.

Stockholders present or represented and entitled to vote on a matter at the meeting or any adjournment thereof will be entitled to one vote on such matter for each share of Common Stock, par value $5.00 per share, of the Company (the “common stock”) held by them of record at the close of business on January 22, 2016, which is the record date for determining the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof. The number of shares of common stock of the Company outstanding on January 22, 2016, was 10,921,922. Voting on all matters, including the election of Directors, may be by written ballot, voice vote or show of hands.

Presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum. If a quorum is present, Directors will be elected by a plurality of the votes cast. Action on Proposals 2, 3 and 4 will be approved if the votes cast in favor of the action exceed the votes cast opposing the action. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken with respect to such matter.

Principal Stockholders and Holdings of Management

The table below presents certain information as to the only persons known to the Company to be the beneficial owners of more than 5% of the common stock of the Company as of January 22, 2016. Except as otherwise noted, each of the beneficial owners listed below has sole voting and investment power with respect to the shares listed.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of common stock outstanding

GAMCO Asset Management Inc., et.al.(1) One Corporate Center Rye, NY 10580	1,001,977	9.2%

Dimensional Fund Advisors LP(2) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	935,919	8.6%

Blackrock, Inc.(3) 55 East 52nd New York, NY 10055	655,829	6.0%

Renaissance Technologies LLC, et. al.(4) 800 Third Avenue New York, NY 10022	553,000	5.1%

(1)

As reported in a Schedule 13D/A dated April 28, 2014, Gabelli Funds, LLC has sole voting and dispositive power with respect to 210,050 of these shares; GAMCO Asset Management Inc. has sole voting power with respect to 611,957 of these shares and sole dispositive power with respect to 648,557 of these shares; Teton Advisors, Inc. has sole voting and dispositive power with respect to 140,070 of these shares; Gabelli Securities, Inc. has sole voting and dispositive power with respect to 3,300 of these share; and Mario Gabelli is deemed to have beneficial ownership of the shares held by each of the foregoing persons. See the Schedule 13D/A for certain disclaimers of beneficial ownership and interests of related entities in these shares

(2)

Dimensional Fund Advisors LP (“Dimensional”), a registered investment adviser, may be deemed to have beneficial ownership of these shares which are held by certain investment companies, trusts and accounts for which Dimensional serves as investment adviser or manager. Dimensional has sole dispositive power with respect to all of these shares and sole voting power with respect to 920,356 of these shares. Dimensional disclaims beneficial ownership of all such shares. The information provided is based upon a Schedule 13G/A dated February 5, 2015 by Dimensional.

(3)	Blackrock, Inc. (“Blackrock”) has sole voting power with respect to 645,400 of these shares, or 5.9% of the common stock outstanding, and sole investment power with respect to all of these shares. The information provided is based upon a Schedule 13G dated January 22, 2016 by Blackrock.

(4)	Renaissance Technologies LLC (“RT”) and Renaissance Technologies Holding Corporation, majority owner of RT (“RTHolding”), have sole voting power with respect to 498,300 of these shares, sole dispositive power with respect to 552,802 of these shares and shared dispositive power with respect to 198 of these shares. The information provided is based upon a Schedule 13G dated February 15, 2015 by RT and RT Holding.

The following information with respect to beneficial ownership, as of January 22, 2016, of shares of common stock is furnished with respect to (i) each nominee for Director of the Company, (ii) each executive officer named in the Summary Compensation Table appearing later in this Proxy Statement and (iii) all current Directors and executive officers as a group:

Name of beneficial owner	Amount and nature of beneficial ownership	Percent of common stock outstanding

Peter W. Brown, M.D.	19,406	*

Kristina Cashman	11,284	*

Paul Fulton	59,885	*

Howard H. Haworth	14,158	*

George W. Henderson, III	20,406	*

J. Walter McDowell	5,730	*

Dale C. Pond	22,128	*

Robert H. Spilman, Jr.	212,652 [2]	1.9%

William C. Wampler, Jr.	13,828	*

William C. Warden, Jr.	20,406	*

Bruce R. Cohenour	32,274	*

John E. Bassett III	52,105 [1,3]	*

J. Michael Daniel	49,752 [1]	*

Mark S. Jordan	35,670 [1]	*

Directors and executive officers as a group (17 persons)	771,826 [2,3,4]	7.0%

*	Less than 1% of the outstanding common stock.

(1)	Includes shares subject to options that are currently exercisable or exercisable within 60 days as follows: Mr. Bassett: 6,000; Mr. Daniel: 7,500; and Mr. Jordan: 8,000.

(2)	Includes 17,217 shares held by Mr. Spilman’s wife, and 13,947 shares held in trust of which Mr. Spilman is beneficiary.

(3)	Includes 500 shares held by Mr. Bassett’s wife.

(4)	Includes 41,750 shares subject to options held by executive officers that are currently exercisable or that are exercisable within 60 days.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, ten Directors will be elected to serve, subject to the provisions of the Bylaws, until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying proxy to vote all proxies solicited by the Board of Directors FOR the ten nominees listed below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder’s proxy. If for any reason any nominee shall not become a candidate for election as a Director at the meeting, an event not now anticipated, the proxies will be voted for the ten nominees including such substitutes as shall be designated by the Board of Directors.

The ten nominees for election as Directors are listed below. All of the nominees are currently members of the Board of Directors. All were elected to their current terms, which expire in 2016, at the Annual Meeting of Stockholders held on March 11, 2015. The information set forth below includes, with respect to each nominee for election as Director, his or her age, principal occupation and employment during the past five years, the year in which he or she first became a Director of the Company, directorships held by each at other public companies during the past five years and the specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a Director. In addition, our Board believes that each individual below has demonstrated outstanding achievement in his or her professional career; broad experience; wisdom, personal and professional integrity; ability to make independent, analytical inquiries; experience with and understanding of the business environment; and willingness and ability to devote adequate time to Board duties.

Name and director since	Age	Occupation during past five years, directorships and qualifications

Peter W. Brown, M.D. 1993	73

Retired Partner, Virginia Surgical Associates (general surgery), 1978 to 2014. Former Director, Dominion Resources, Inc. (2002 – 2015)

As an owner of a successful medical practice for many years, Dr. Brown has developed sound business acumen and provides the Board with additional perspectives on a broad range of business matters.

Kristina Cashman 2007	49

President of Guy and Larry Restaurants, Inc. since 2012; Chief Financial Officer of Eddie V’s Restaurants, Inc. from 2006 through 2011; Chief Financial Officer and Secretary of P.F. Chang’s China Bistro, Inc. from 2001 to 2006; Controller of P.F. Chang’s China Bistro, Inc. from 1996 to 2001.

As president of one restaurant chain and chief financial officer of two restaurant chains over the last 15 years, one of which being a public company, and as an audit manager with Ernst & Young LLP prior to her employment at P.F. Chang’s, Ms. Cashman brings development, management, financial and accounting experience to the Board and its Audit Committee.

Paul Fulton 1993	81

Chairman of the Board of the Company since 1997; Chief Executive Officer of the Company from 1997 to 2000; Dean of the Kenan-Flagler Business School of the University of North Carolina at Chapel Hill from 1994 to 1997; President of Sara Lee Corporation from 1988 to 1993. Director, Carter’s, Inc.

Mr. Fulton is well qualified to serve as a member of the Board of Directors due to his leadership experience with the Company and other public companies and his extensive knowledge of the home furnishings and other industries.

Howard H. Haworth 1997	81

Retired. Chief Executive Officer from 1973 to 1985 and Chairman and Chief Executive Officer from 1983 to 1985 of Drexel Heritage Home Furnishings; Chairman Emeritus, North Carolina State Board of Education since 1995; Secretary of Commerce of the State of North Carolina from 1985 to 1987.

Mr. Haworth has many years of experience in furniture manufacturing and retail, including leadership experience as a chief executive officer.

George W. Henderson, III 2004	67

Private Investor, Chairman and Chief Executive Officer, Burlington Industries, Inc. (manufacturer of textile products) 1995 to 2003. Director, Lincoln National Corporation.

Mr. Henderson’s experience as the chief executive officer of a major textile manufacturer provides the Board with both leadership skills and an in depth understanding of an industry that has experienced similar challenges as the furniture industry due to increasing foreign competition and outsourcing of manufacturing operations.

J. Walter McDowell 2011	65

Private Investor; Business Consultant. Chief Executive Officer, Carolinas/Virginia Banking – Wachovia Corporation from 2005 to 2007.

Mr. McDowell’s more than 35 years of experience at Wachovia and later in financial and business consulting provides valuable perspectives into the protection and deployment of the Company’s balance sheet and into its banking relationships.

Dale C. Pond 2002	69

Private Investor. Senior Executive Vice President, Merchandising/Marketing, Lowe’s Companies, Inc. (home improvement retailer) from 1998 to 2005. Former director of Family Dollar Stores, Inc. from 2006 to 2015 (Lead Director from 2013 to 2015), and former director of Scripps Networks Interactive, Inc. from 2008 to 2012.

Mr. Pond’s experience in retail merchandising and marketing provides valuable insights into the Company’s growing retail operations. In addition, he has years of experience serving on the boards of other public companies, including service on the compensation committee and as lead director.

Robert H. Spilman, Jr. 1997	59

President and Chief Executive Officer of the Company since 2000; President and Chief Operating Officer of the Company from 1997 to 2000. Director, Harris Teeter Supermarkets, Inc. (2002 – 2014) and Dominion Resources, Inc.

Mr. Spilman’s 31 year career at the Company, including 15 years as Chief Executive Officer, gives him an in-depth knowledge of the Company and the furniture industry.

William C. Wampler, Jr. 2004	56

Former Executive Director, New College Institute from 2012 to 2015; Former Member of the Senate of the Commonwealth of Virginia from 1988 to 2012; Retired Colonel, U.S. Army Reserve; Managing Member of Wampler Consulting Group, LLC since 1995.

As a former member of the Senate of Virginia and being the former ranking member of the Finance Committee for his party, Mr. Wampler brings to the Board over 24 years of experience in leadership, developing consensus and balancing budgets.

William C. Warden, Jr. 2004	63

Private Investor. Executive Vice President, Lowe’s Companies, Inc. from 1996 to 2003. Director, Harris Teeter Supermarkets, Inc. (2008 – 2014)

Through his senior management experience at a national retail chain, Mr. Warden brings to the Board expertise in real estate, legal and administrative matters that are particularly relevant to the Company’s growing retail operations.

CORPORATE GOVERNANCE

Board and Board Committee Information

Our Board of Directors currently consists of ten directors. The Board of Directors has determined that each of Dr. Brown, Ms. Cashman, the Hon. Sen. Wampler and Messrs. Haworth, Henderson, McDowell, Pond and Warden are independent, as defined by The NASDAQ Stock Market (“NASDAQ”).

The Board of Directors met six times during the 2015 fiscal year. Each Director attended at least 80% of the meetings of the Board of Directors and committees on which such Director served. It is the policy of the Company that Directors should attend annual meetings of stockholders. A regular meeting of the Board of Directors is scheduled in conjunction with the annual meeting, and all Directors attended last year’s annual meeting.

The Board of Directors currently has two standing committees: an Audit Committee and an Organization, Compensation and Nominating Committee. The charters for each of these committees are available on the Company’s website at www.bassettfurniture.com.

Audit Committee: The Audit Committee is composed of Messrs. Warden, Haworth, Henderson and Ms. Cashman. Among other things, the Audit Committee engages or dismisses independent auditors; approves all audit, audit-related and other auditor fees and services; reviews, evaluates and monitors the performance of audit activities; reviews periodic financial filings; and reviews internal audit activities. The Board of Directors has determined that each member of the Audit Committee meets the current independence and experience requirements contained in the listing standards of NASDAQ. The Board of Directors has also determined that Mr. Henderson is an “audit committee financial expert” as defined in the regulations promulgated by the Securities and Exchange Commission (the “SEC”) under the Sarbanes-Oxley Act of 2002. The Audit Committee met seven times during the 2015 fiscal year.

Organization, Compensation and Nominating Committee: The Organization, Compensation and Nominating Committee is composed of Dr. Brown, Messrs. Pond and McDowell and the Hon. Sen. Wampler. The Committee reviews and makes recommendations to the Board of Directors with respect to executive compensation; establishes, reviews and recommends changes to the organizational structure of the Company so as to utilize the management resources to best respond to the changing demands of the marketplace; reviews the individual performance of each Director in terms of overall contribution to the betterment of the Company, including meeting attendance and participation; reviews the composition of the Board; and recommends a slate of Directors for nomination to the Board. The Organization, Compensation and Nominating Committee met four times during the 2015 fiscal year.

Board Leadership Structure and Board’s Role in Risk Oversight. Our Chairman of the Board, Paul Fulton, retired as our Chief Executive Officer in 2000. As a former CEO of the Company, Mr. Fulton brings to the chairmanship extensive experience in the industry generally and the Company’s business in particular. We believe this background enhances the role of the Chairman of the Board in the development of long-term strategic plans and oversight of senior management in the implementation of such plans. For the above reasons, we believe the current leadership structure of the Board is appropriate for our Company.

Our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board meets with our Chief Executive Officer and other senior management at regular Board meetings to discuss strategy and risks facing the Company. Periodically, senior management delivers presentations to our Board or a Board committee regarding strategic matters and matters involving material risk.

While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures and legal and regulatory compliance. The Audit Committee discusses with management and the independent auditor significant business, financial and legal risk exposures and the steps management has taken to monitor and control such exposure. The Organization, Compensation and Nominating Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, board organization, membership and structure, corporate governance and succession planning for our Directors and senior management. While Board committees are responsible for assisting the Board in evaluating certain risks and overseeing the management of such risks, our entire Board of Directors is regularly informed through management and committee reports about such risks and steps taken to manage and mitigate them.

Director Compensation

The Organization, Compensation and Nominating Committee is responsible for recommending director compensation to the Board of Directors. The following compensation arrangements have been recommended by the Organization, Compensation and Nominating Committee and approved by the Board of Directors.

Directors who are not employees of the Company receive an annual retainer fee of $20,000 and a fee of $1,000 per committee and $2,000 per board meeting attended. Chairpersons of the Board of Directors’ standing committees receive an additional fee of $1,000 per regular Board meeting. The chairperson of the Audit Committee receives an additional annual retainer fee of $10,000 and the chairperson of the Organization, Compensation and Nominating Committee receives an additional annual retainer fee of $5,000. Under the 2010 Stock Incentive Plan, each non-employee director receives an annual grant of restricted stock on the first business day of the month following the Annual Meeting of Stockholders equal to $20,000 divided by the fair market value of the common stock. Mr. Paul Fulton typically receives a restricted stock grant in the same amount as the award to non-employee Directors as part of his compensation for serving as non-executive Chairman. Directors who are also employees of the Company receive no additional compensation for serving as Directors.

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash (1) ($)	Stock awards (2) ($)	Total ($)

Peter W. Brown, M.D.	36,000	20,000	56,000

Paul Fulton	__	20,000	20,000

Howard H. Haworth	39,000	20,000	59,000

George W. Henderson, III	36,000	20,000	56,000

Kristina Cashman	36,000	20,000	56,000

J. Walter McDowell	36,000	20,000	56,000

Dale C. Pond	33,000	20,000	53,000

William C. Wampler, Jr.	45,000	20,000	65,000

William C. Warden, Jr.	53,000	20,000	73,000

(1)	Includes annual retainer fee, committee chairperson fees and Board/committee meeting fees.
(2)

Under the 2010 Stock Incentive Plan, each of the Company’s outside Directors received an award of 706 shares of restricted stock on April 1, 2015. These shares had a grant date fair value of $28.30 per share and will vest on April 1, 2016.

Stock Ownership Guidelines

In fiscal 2015, the Board established stock ownership guidelines for non-employee Directors receiving restricted stock. Recipients should not sell common stock of the Company until the following stock ownership guidelines are met:

Each non-employee Director should accumulate and hold common stock of the Company with a minimum value equivalent to 5 times the Director’s annual retainer and meeting fees for the previous year.

Policies and Procedures Governing Director Nominations

The Organization, Compensation and Nominating Committee evaluates candidates taking into account their individual skills and characteristics relative to the skills and characteristics of the current Board as a whole. Factors considered include diversity, age and such skills (e.g., an understanding of appropriate technologies, work experience relevant to the Company’s businesses, and decision-making ability) as are suited to the Company’s and the Board’s needs at the time. Although the Company has no diversity policy, the Board believes that diversity with respect to factors such as background, experience, skills, race, gender and national origin is an important consideration in board composition.

Two members of the Organization, Compensation and Nominating Committee are selected each year to identify, screen, interview and submit Director candidates to the Organization, Compensation and Nominating Committee. Prospective candidates are typically identified by current non-management or former members of the Board. This process begins after an annual assessment and report by the Organization, Compensation and Nominating Committee to the full Board.

The Organization, Compensation and Nominating Committee will consider Director candidates recommended by stockholders. A stockholder requesting that a recommendation be reviewed by the Organization, Compensation and Nominating Committee should submit such information as the stockholder deems pertinent for service on the Board, such as age, experience and skills, and any other information required to be disclosed in a proxy statement regarding the prospect. This information must be accompanied by the prospective candidate’s written consent to serve on the Board of Directors if nominated and elected. This information should be received by the Secretary of the Company at P.O. Box 626, Bassett, Virginia 24055, by December 2, 2016 for nominations to be made at the 2017 Annual Meeting of Stockholders.

Interested Party Communications with the Board of Directors

Interested parties, including security holders, may send communications to the Board of Directors by mailing the same addressed to the Board of Directors (or addressed to a specific individual Director), Bassett Furniture Industries, Incorporated, P.O. Box 626, Bassett, Virginia 24055. The Board of Directors, including a majority of the independent directors, has adopted a procedure for receiving and addressing such communications.

Code of Business Conduct

Bassett maintains a Code of Business Conduct (the “Code”), which is administered by the Audit Committee and is applicable to all of the Company’s employees, officers and Directors. The purpose of the Code is to convey the Company’s policies and practices for conducting business in accordance with its commitment to applying high ethical standards to its business practice. Any waiver of the Code for executive officers or Directors will be made only by the Board of Directors or its Audit Committee and will be promptly disclosed. In support of the Code, the Company has provided employees with a number of avenues for the reporting of ethics violations or similar concerns, including a process for making such reports anonymously.

The Code was adopted by the Board of Directors and is reviewed periodically by the Board of Directors. The Code is available for review on the Company’s website, www.bassettfurniture.com, and the Company will post any amendments to, or waivers for executive officers from, the Code on that website. A copy of the Code may be obtained, without charge, upon written request to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, P.O. Box 626, Bassett, Virginia 24055.

Other Transactions

The Company recognizes that transactions between Bassett and related persons present a potential for actual or perceived conflicts of interest. The Company’s general policies with respect to such transactions are included in its Code. As a supplement to the Code, the Audit Committee has adopted a written policy setting out the procedures and standards to be followed for the identification and evaluation of “related party transactions.” For purposes of the policy, a related party transaction is any transaction or series of related transactions in excess of $120,000 in which the Company is a party and in which a “related person” has a material interest. Related persons include Directors, Director nominees, executive officers, 5% beneficial owners and members of their immediate families. The Audit Committee has determined that certain transactions are deemed to be pre-approved under this policy. These include (i) transactions with another company in which the related person’s only interest is as a director or a beneficial owner of less than 10% of that company’s outstanding stock or limited partnership interests and (ii) certain compensation arrangements that have either been disclosed in our proxy statement or approved by our Organization, Compensation and Nominating Committee.

The Company collects information about potential related party transactions in its annual questionnaires completed by Directors and officers. Potential related party transactions are first reviewed and assessed by our General Counsel to consider the materiality of the transactions and then reported to the Audit Committee. The Audit Committee reviews and considers all relevant information available to it about each related party transaction. A related party transaction is approved or ratified only if the Audit Committee determines that it is in, or is not inconsistent with, the best interests of the Company and its stockholders and in compliance with the Code. No such transactions were approved or ratified during fiscal 2015.

During 2015, the Company consummated the purchase of the remaining 51% in Zenith Freight Lines, LLC from Zenith Transportation, Inc. (owned by Jack Hawn and his wife, Debbie Hawn), with the purchase price of $19,111,000 being paid with 89,485 shares of Company stock, $9 million cash at closing, and a $9 million note payable in three annual principal installments of $3 million each, together with interest thereon at an annual rate equal to the one-year LIBOR. All members of the Audit Committee and the full Board approved the transaction. Pursuant to the transaction, Jack Hawn, as President of Zenith Freight Lines, LLC, became an executive officer of the Company. Mr. Hawn was not a “related person” prior to the closing of the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s Directors and executive officers and persons who own more than 10% of the common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities. Executive officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from the Company’s Directors and executive officers that no other reports were required, during the fiscal year ended November 28, 2015, all Section 16(a) filing requirements applicable to its Directors, executive officers and greater than 10% beneficial stockholders were complied with.

Audit Committee Report

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of four Directors and operates under a written charter adopted by the Board of Directors and annually reassessed and updated, as needed, in accordance with applicable rules of the SEC and NASDAQ. Each of the members of the Audit Committee is independent, as defined by NASDAQ.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and internal control over financial reporting and issuing their report thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes. The Audit Committee also selects the Company’s independent registered public accounting firm.

In this context, the Audit Committee has reviewed and discussed the Company’s financial statements with both management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm matters required of auditors to be discussed by auditing standards generally accepted in the United States, including the matters required to be discussed by Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required pursuant to Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent registered public accounting firm their independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 28, 2015 filed with the Securities and Exchange Commission on or about January 21, 2016. The Audit Committee also recommends that the shareholders ratify the retention of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 26, 2016.

Audit Committee:
William C. Warden, Jr., Chairman Howard H. Haworth George W. Henderson, III Kristina Cashman

Organization, Compensation and Nominating Committee Report

As detailed in its charter, the Organization, Compensation and Nominating Committee of the Board oversees the Company’s executive compensation program on behalf of the Board. In the performance of this function, the Organization, Compensation and Nominating Committee, among other things, reviewed and discussed with management the Compensation Discussion and Analysis set forth below in this proxy statement. Based on this review and discussion, the Organization, Compensation and Nominating Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 28, 2015 and this proxy statement.

Organization, Compensation and Nominating Committee:

William C. Wampler, Jr., Chairman Peter W. Brown J. Walter McDowell Dale C. Pond

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (CD&A) describes the material elements of compensation paid to our executive officers as well as the objectives and material factors underlying our compensation policies and decisions. The information in this CD&A provides context for the compensation disclosures in the tables and related discussions that follow in this proxy statement. The Organization, Compensation and Nominating Committee of the Board, which oversees our executive compensation program, is referred to as the “Committee” in this CD&A. The terms “we” and “our” refer to Bassett Furniture Industries, Incorporated. When we refer to the “named executives” we are referring to the six individuals listed in the Summary Compensation Table appearing later in this proxy statement.

The Committee has assisted the Company in developing and implementing compensation policies and programs which seek to improve the profitability of the Company and to maximize stockholder value over time. To accomplish this, the Directors who comprise the Committee have developed executive compensation policies that are consistent with, and directly linked to, the Company’s business objectives. These business objectives represent a composite of factors that are considered important for the future success of the Company. These factors attempt to balance long and short-term performance, including the continued maintenance of a strong balance sheet, growth of pre-tax profitability and earnings per share, control of costs, market growth and diversification and other criteria which may be introduced over time as a result of changes in the home furnishings environment.

Compensation Philosophy and Objectives

The primary goal of our executive compensation program is the same as our goal for operating the company – to maximize corporate performance and thereby create value for our shareholders. To achieve this goal we have designed our executive compensation program to achieve the following objectives:

●	Attract and retain talented and experienced executives in our industry;

●	Motivate and reward executives whose knowledge, skills and performance are critical to our success;

●	Align the interests of our executives and stockholders, by encouraging executives to increase stockholder value and rewarding executives when stockholder value increases; and

●	Motivate our executives to manage our business to meet our short-term and long-term corporate goals and business objectives, and reward them for meeting these objectives.

We use a mix of short-term compensation in the form of base salaries and cash incentive bonuses and long-term compensation in the form of equity incentives to provide a total compensation structure that is designed to encourage our executives to achieve these objectives. All of our executive employees are employed at-will, other than Mr. Hawn.

Determining Executive Compensation

The Committee is responsible for developing, administering and interpreting the compensation program for executive officers and other key employees. The Committee was appointed by our Board of Directors, and consists entirely of Directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, and “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee may delegate some or all of its responsibilities to one or more subcommittees whenever necessary to comply with any statutory or regulatory requirements or otherwise deemed appropriate by the Committee. The Committee has the authority to retain consultants and other advisors to assist with its duties and has sole authority to approve the fees and other retention terms of such consultants and advisors.

Our chief executive officer makes recommendations to the Committee regarding the salaries, bonus arrangements and equity grants, if any, for key employees, including all executive officers, except him. In the case of discretionary bonuses for executive officers, which are based on individual performance, the chief executive officer’s evaluation of such performance is provided to and reviewed by the Committee. Based on the foregoing, the Committee uses its judgment in making compensation decisions that will best carry out our philosophy and objectives for executive compensation. The decisions are reviewed by the full Board, with the exception of decisions on stock or option awards which are made by the Committee to satisfy tax law requirements.

Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation to be paid to each of our executives in 2015 based on a number of factors including:

●	The roles and responsibilities of our executives;

●	The individual experience and skills of our executives;

●	The amounts of compensation being paid to our other executives;

●	Our executives’ historical compensation at our company; and

●	Our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities.

In evaluating the compensation generally paid by similarly situated companies, we have historically taken into account available data relating to the compensation practices of other companies within and outside our industry.   In January 2011, Hay Group conducted an analysis on the fiscal 2010 executive compensation relative to the peer group consisting of Chromcraft Revington, Ethan Allen Interiors, Flexsteel Industries, Furniture Brands International, Haverty Furniture, Hooker Furniture, La-Z-Boy and Stanley Furniture.  The analysis found that, in general, our base salaries and cash compensation (i.e., salaries and annual bonus), as well as our total direct compensation (i.e., salaries and annual bonus and equity incentives combined), were below the 10th percentile.  In January 2013, Hay Group updated its analysis on the fiscal 2012 executive compensation relative to positions of similar responsibilities in its 2012 Retail Executive Total Remuneration Survey consisting of 128 companies.  The analysis found that, in aggregate, our base salaries, cash compensation (i.e., salaries and annual bonus) and total direct compensation (i.e., salaries and annual bonus and equity incentives combined) approximated the 10th percentile of the retail market, while base salary, cash compensation and total direct compensation for our President and CEO were below the 10th percentile for the retail market.  It was also noted that our total compensation remained well below the median of the peer group.

During 2015, Hay Group conducted analyses of our fiscal 2014 executive compensation relative to an updated peer group approved by the Committee and relative to the 2014 Retail Executive Total Remuneration Survey consisting of 143 companies. The update to the peer group removed companies that had either filed for bankruptcy or delisted and added four similarly-sized companies in retail and various housing related industries. The updated peer group consists of American Woodmark, Culp, The Dixie Group, Ethan Allen Interiors, Flexsteel Industries, Haverty Furniture, Hooker Furniture, Kirkland’s, La-Z-Boy and Stanley Furniture. The analysis relative to the peer group found that total direct compensation (i.e., salary, annual bonus and equity incentives combined) was at the 45th percentile for our CEO and between the 30th and 50th percentiles for our other executives. The analysis relative to the retail market found that total direct compensation (defined in the same manner) was at the 30th percentile for our CEO and between the 25th and 60th percentiles for our other executives.

At the 2014 and 2015 Annual Meetings of Stockholders, we received substantial support for the compensation of our named executives, with approximately 93% and 97%, respectively, of the votes cast on the “say on pay” proposal approving such compensation. The outcome of the advisory votes on executive compensation at the 2014 and 2015 Annual Meetings did not affect the Company’s executive compensation decisions and policies.

Elements of our Executive Compensation Program

Our executive compensation primarily consists of base salary, the potential for cash bonuses, equity-based incentives and benefit programs. We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to complement each other and collectively serve all of our executive compensation objectives described above.

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team when considered in combination with other components of our compensation program. The base salary of each executive officer is reviewed annually to determine if it is equitably aligned with our other executive officers and at a sufficient level to attract and retain top talent. Base salaries were increased by 3% to 7% in fiscal 2013 (except for one named executive whose base salary was increased by 16% based on a promotion), were unchanged for fiscal 2014, and were increased by 4% to 5% for fiscal 2015. Following the Company’s improved performance in fiscal 2015, the base salary for our CEO was increased by 3% for fiscal 2016, and the base salaries for the other named executives were increased by 2% to 5%.

Discretionary Bonuses

Historically, cash bonuses for executives have been primarily earned through performance-based incentive bonus awards and, to a lesser extent, discretionary bonus awards. In fiscal 2015, our named executives received discretionary bonuses of 14% to 26% of base salary in recognition of the improvement in profitability achieved by the Company. No discretionary bonuses were paid to named executives for fiscal 2013 or fiscal 2014.

Performance-based Bonus Awards

The primary objectives of our performance-based bonus awards are to provide incentive for superior work, to motivate our executives toward higher achievement and business results, to tie our executives’ goals and interests to ours and our stockholders’ and to enable us to attract and retain highly qualified individuals. Annual incentives are established for each executive based on our attainment of performance goals set by the Committee at threshold, target and maximum levels. When applicable, the bonus earned is calculated ratably from the threshold to the target and from the target to the maximum. No bonus is earned unless and until performance exceeds the threshold performance level. Company operating income has been the single performance measure for the last three fiscal years. Having a single performance measure is intended to align our executives’ focus on the Company’s overall improved profitability and sales growth. The performance levels required to earn the target level of bonus are based on the internal financial goals set in connection with our Board of Directors’ consideration and approval of our annual operating plan. Consistent with our emphasis on tying compensation to performance, maximum bonus opportunities for executives are set at a significant percentage of base salary, with the maximum performance goal set at a level that we believe will make it difficult for the executives to earn bonuses at the maximum levels.

For fiscal 2015, the threshold, target and maximum performance goals under the bonus program were set at $13.75 million, $17.45 million and $20.45 million, respectively, of operating income before bonus expense. The bonus opportunities for the named executives expressed as a percentage of salary are shown in the table below. The dollar equivalents of these bonus opportunities are shown in the Grants of Plan-Based Awards table on page 15 of this proxy statement.

Bonus Opportunity as a Percentage of Base Salary

 (rounded to the nearest percent)

Name	Threshold	Target	Maximum
Robert H. Spilman, Jr.	25%	68%	114%
Bruce R. Cohenour	13%	36%	60%
John E. Bassett III	17%	47%	78%
Mark S. Jordan	17%	47%	78%
J. Michael Daniel	17%	47%	78%
Jason W. Camp	13%	36%	60%

The actual performance achieved in fiscal 2015 was $26.49 million of such operating income before bonus expense, which exceeded the maximum performance goal. As a result, the executives earned the maximum performance bonuses for fiscal 2015. For example, Mr. Spilman’s base salary for fiscal 2015 was $388,750 and his maximum bonus opportunity as a percentage of salary was approximately 114%. Therefore, his actual bonus for fiscal 2015 was $442,623 (which was slightly less than 114% of his salary due to the rounding of the percentages in the table above).

Equity Incentive Compensation

We periodically grant equity incentive awards in the form of stock options and restricted stock to align the interests of our executives with our stockholders by providing our executives with strong incentives to increase stockholder value. In fiscal 2014 and in fiscal 2015, each of our named executives received an award of performance shares to be issued in one year subject to the Company achieving a performance goal based on cash flow from operations for fiscal 2014 and fiscal 2015, respectively. The cash flow from operations measure is intended to focus attention on the Company’s goal to generate sufficient cash from operations to fund the growth of the business. Under the terms of the awards, if the performance goal was met, the executive would receive restricted shares that are subject to a two year vesting condition. If the performance goal was not met, no shares would be issued. Subsequent to the end of each of the fiscal years 2014 and 2015, the Committee determined that the performance goal for these awards was met and thus the restricted shares were issued in January 2015 and January 2016 and will vest two years from the respective issue or measurement dates. The performance goal for the fiscal 2015 awards was $17.25 million of cash flow from operations, whereas the actual result for fiscal 2015 was $32 million. The vesting schedule for our fiscal 2013 restricted stock awards is ratably over five years, with one-fifth vesting on each of the first five anniversaries of the date of grant. The vesting schedules for these awards provide added incentive for the executive to continue his or her employment with us.

The chief executive officer recommends to the Committee the recipients and sizes of equity awards. In evaluating these recommendations, the Committee considers a number of factors including the Committee’s subjective evaluation of the executive officer’s potential contribution to the Company’s future success and the level of incentive already provided by the number and terms of the executive officer’s existing stock incentive holdings. The grant date of any such equity award is the same date the Board of Directors or the Committee approves the award. The exercise price of the stock options is the fair market value of the common stock on the date the award is approved by the Board of Directors or the Committee. Fair market value is calculated according to the closing price of our common stock on NASDAQ on that date.

We do not have any program, plan or practice to time stock option grants in coordination with the release of material non-public information.

Retirement and Deferred Compensation Plans

Our chief executive officer participates in the Company’s Supplemental Retirement Income Plan and Executive Officer Deferred Compensation Plan, which were established in 1984 for certain key executives employed at that time. The plans were intended to promote the long term service of, and to provide benefits upon the retirement, death or disability of, the participants, of whom our chief executive officer is the only remaining employee.

Change in Control Arrangements

The 1997 Employee Stock Plan under which options were awarded to executives prior to fiscal 2010 provides that the vesting of all options granted under the plan will accelerate upon a “change in control,” as defined in the plan. The award agreements for options and restricted stock granted beginning in fiscal 2010 under the 2010 Stock Incentive Plan similarly provide for accelerated vesting of such equity awards upon a “change in control,” as defined in that plan. In addition, the Company has entered into employment continuity agreements with certain executive officers, including each of the named executives. The terms of the agreements, which are described in greater detail elsewhere in this proxy statement, generally provide for certain lump sum payments and continued benefits in the event that an executive is terminated without cause or resigns with good reason within specified periods following a change in control. The Committee believes that the foregoing arrangements will help the Company retain continuity of management during the uncertain period leading up to an actual or potential change in control by giving the executives certain assurances of financial security. Such assurances should result in the executives being less distracted by personal risks and better able to devote their full time and best efforts to the performance of their duties.

Severance Arrangements

In January 2009, the Committee recommended, and the Board of Directors adopted, the Severance Program for Officers and Management Employees. This program, which is described in greater detail elsewhere in this proxy statement, is designed to provide management with some assurances of financial security during difficult economic times. The Committee believes that these assurances will result in management being less distracted by the personal risks of being laid off and more focused on carrying out their duties to the best of their ability.

Clawback Policy

Effective February 1, 2016, the Board of Directors adopted a clawback policy that provides that we will seek to recover any erroneously awarded incentive-based compensation received by a “covered officer” (which term includes any current or former executive officer of the Company) during the three-year period preceding any date on which we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws. A copy of the clawback policy is available on our website, www.bassettfurniture.com.

Stock Ownership Guidelines

In fiscal 2013, the Committee established stock ownership guidelines for members of management who are recipients of long term incentive stock awards; i.e., restricted stock or options. Recipients should not sell common stock of the Company until the following stock ownership guidelines are met:

Management Level	Value as a Multiple of Base Annual Salary
CEO	4x
Senior Vice President	2x
Other	1x

Unvested stock options and/or restricted shares are not considered toward ownership levels. The Committee may approve exceptions or waivers from these guidelines for recipients for charitable gifts, estate planning transactions, educational expenses, purchase of a primary residence, court ordered transactions or other instances in which the required ownership would result in a severe hardship with respect to the officer.

Other Components of Executive Compensation

Most benefits offered to executive officers are similar to those offered to all employees. These programs are designed to provide protection against financial catastrophe that can result from illness, disability or death. In addition, the Company provides a limited number of perquisites to its executive officers. The Committee believes that its perquisites are reasonable and consistent with the overall executive compensation program. These perquisites may include such personal benefits as executive physicals and long-term disability insurance coverage.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. However, these factors alone are not dispositive, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

One of the tax implications that the Committee considers is the deductibility of executive compensation. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount of annual compensation that can be deducted by the Company with respect to each of the chief executive officer and the four other most highly compensated executive officers. Performance-based compensation that meets certain requirements will not be subject to this deductibility limit. It is generally the Company’s policy to seek to qualify the performance-based components of its compensation program for this exclusion from the Section 162(m) limitation as necessary to maximize the deductibility of executive compensation so long as doing so is consistent with the Committee’s objectives for executive compensation.

Compensation-Related Risk

The Company regularly assesses the risks related to our compensation programs, including our executive compensation programs and does not believe that the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Incentive award targets and bonus opportunities are reviewed annually allowing the Committee to maintain an appropriate balance between rewarding high performance without encouraging excessive risk.

EXECUTIVE COMPENSATION

The following table presents information with respect to total compensation of Bassett’s Chief Executive Officer, its principal financial officer and its four other most highly compensated executive officers (the “named executives”) for the fiscal years ended November 28, 2015, November 29, 2014 and November 30, 2013.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(2)	Option awards ($)(2)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings ($)	All other compensation ($)(1)	Total ($)
Robert H. Spilman, Jr., Chief Executive Officer and President	2015 2014 2013	388,750 375,000 372,917	99,585 0 0	202,100 169,440 232,960	0 0 0	442,623 411,821 225,927	1,459,771 871,781 258,348	19,624 14,512 9,960	2,612,453 1,842,554 1,100,112

Bruce R. Cohenour, Senior Vice President, Sales & Merchandising	2015 2014 2013	336,917 325,000 323,750	45,643 0 0	121,260 84,720 116,480	0 0 0	202,869 188,751 103,550	0 0 0	10,872 9,076 6,375	717,561 607,547 550,155

John E. Bassett, III, Senior Vice President, Wood	2015 2014 2013	189,167 180,000 179,583	33,195 0 0	101,050 84,720 116,480	0 0 0	147,541 137,274 75,309	0 0 0	12,112 8,760 6,375	483,065 410,754 377,747

Mark S. Jordan, Senior Vice President, Upholstery	2015 2014 2013	189,167 180,000 179,583	33,195 0 0	101,050 84,720 116,480	0 0 0	147,541 137,274 75,309	0 0 0	12,112 8,580 6,460	483,065 410,574 377,832

J. Michael Daniel, Senior Vice President and Chief Financial Officer	2015 2014 2013	189,167 180,000 177,917	33,195 0 0	101,050 84,720 116,480	0 0 0	147,541 137,274 75,309	0 0 0	12,112 8,760 6,223	483,065 410,754 375,929

Jason W. Camp, Senior Vice President, Retail (3)	2015 2014 2013	123,284 325,000 323,750	0 0 0	121,260 84,720 116,480	0 0 0	67,623 188,751 103,350	0 0 0	299,833 7,646 5,513	612,000 606,117 549,293

(1)

No named executive received personal benefits in excess of $10,000 during fiscal 2015. For fiscal 2015, includes dividends paid to the named executives with respect to previously unvested stock awards as follows: Mr. Spilman - $15,384 , Mr. Cohenour - $7,692, Mr. Bassett - $7,692, Mr. Jordan - $7,692, Mr. Daniel - $7,692 and Mr. Camp - $4,928. Also includes, for fiscal 2015, $292,255 paid to Mr. Camp as severance in connection with his termination of employment.

(2)

Represents the aggregate grant date fair value of the awards made in each fiscal year as computed in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be recognized by each named executive officer. Additional information regarding outstanding awards, including corresponding exercise prices and expiration dates, can be found in the “Outstanding Equity Awards at Fiscal Year-End” table on page 17. The assumptions used in determining the grant date fair values of the stock and option awards are set forth in Note 14 to our Consolidated Financial Statements, included in our Annual Report on Form 10-K for the fiscal year ended November 28, 2015.

(3)	Mr. Camp’s employment with the Company terminated on April 13, 2015.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning individual grants of plan-based awards.

		Estimated future payouts under non- equity incentive plan awards			All other stock awards: number of shares of stock	All other option awards: number of securities underlying	Exercise or base price of option	Grant date value of stock and option
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	or units (#)(1)	options (#)	awards ($/sh)	awards ($)

Robert H. Spilman, Jr. Annual Cash Incentive Restricted Stock	- 1/14/15	98,361	265,574	442,623	10,000			202,100

Bruce R. Cohenour Annual Cash Incentive Restricted Stock	- 1/14/15	45,082	121,721	202,869	6,000			121,260

John E. Bassett III Annual Cash Incentive Restricted Stock	- 1/14/15	32,787	88,525	147,541	5,000			101,050

Mark S. Jordan Annual Cash Incentive Restricted Stock	- 1/14/15	32,787	88,525	147,541	5,000			101,050

J. Michael Daniel Annual Cash Incentive Restricted Stock	- 1/14/15	32,787	88,525	147,541	5,000			101,050

Jason W. Camp Annual Cash Incentive Restricted Stock	- 1/14/15	45,082	121,721	202,869	6,000			121,260

_______________________

(1)

Awards consist of performance shares issuable in the form of restricted stock subject to the Company achieving a performance goal based on cash flow from operations.  The performance goal was met resulting in the issuance of the same number of shares of restricted stock.

Discussion for Summary Compensation Table and Grants of Plan-Based Awards Table

Salary

The base salaries for the named executives were increased by 3% to 7% in fiscal 2013 (other than for one named executive whose base salary was increased by 16% due to a promotion), were unchanged in fiscal 2014 and were increased by 4% to 5% in fiscal 2015. Consistent with our emphasis on paying for performance and aligning our executives’ interests with those of our stockholders, our chief executive officer’s salary has increased only 16% in the aggregate from fiscal 2007 to fiscal 2015.

Performance-Based Cash Bonuses

For each of the named executives, cash bonuses could be earned in fiscal 2015 under awards utilizing a formula and performance measure bonus threshold, target and maximum set by the Organization, Compensation and Nominating Committee. The named executives’ cash incentive opportunities were based on company operating income. For purposes of these awards, operating income is defined in the same manner as for financial reporting purposes. 22% of the maximum bonus opportunity would be earned based on achieving the performance measure threshold. If the performance measure target was achieved, the executive would receive 60% of his maximum bonus opportunity. The bonus opportunity increases ratably from the threshold to the target and from the target to the maximum. The performance measure was achieved at 100% of the maximum resulting in payment of the maximum bonus opportunities under the fiscal 2015 awards.

Stock Incentive Awards

Each of the named executives received awards of restricted stock in fiscal 2013 under the 2010 Stock Incentive Plan (the “Stock Incentive Plan”). The restricted stock awards granted in fiscal 2013 vest ratably over five years (one-fifth each year on the first five anniversaries of the date of grant).

In fiscal 2014 and in fiscal 2015, each of the named executives received an award of performance shares under the Stock Incentive Plan to be issued in the form of restricted stock in one year subject to the Company achieving a performance goal based on cash flow from operations for fiscal 2014 and for fiscal 2015, respectively. The Organization, Compensation and Nominating Committee determined that the performance goals for the 2014 and 2015 awards were met and thus the restricted shares were issued in January 2015 and January 2016, respectively, and will vest two years thereafter.

All such equity awards will also vest, if earlier, upon the occurrence of certain “change in control” events (as defined in the Stock Incentive Plan), which include generally (i) the acquisition by an individual, an entity or a group of beneficial ownership or voting power of 30% or more of the Company’s outstanding common stock, (ii) certain changes in the constitution of the Company’s Board of Directors that have not been approved by the current Board, (iii) the occurrence of a reorganization, merger or consolidation approved by the stockholders of the Company in which the then-current stockholders cease to own at least 75% of the then outstanding shares of common stock, (v) the occurrence of a complete liquidation or dissolution of the Company approved by the stockholders of the Company and (vi) the sale or other disposition of all or substantially all of the assets of the Company approved by the stockholders of the Company.

Components of Total Compensation

In fiscal 2015, salary and performance based bonus awards for the named executives constituted more than 65% of their total compensation (except for the portion of Mr. Spilman’s compensation related to the Supplemental Plan and the Deferred Compensation Agreement established in the 1980s, and in which Mr. Spilman is the only participant remaining with the Company). Consistent with the Company’s policy that a substantial portion of each named executive’s potential cash compensation be based on performance, the performance-based bonus potential for such officers in fiscal 2015 ranged from 38% to 53% of total potential cash compensation. The payout under the annual incentive awards in fiscal 2015 was 100% of the performance-based bonus potential of such awards, as the Company achieved the maximum performance goal. In recognition of the improvement in profitability achieved by the Company, our named executives also received discretionary bonuses of 14% to 26% of base salary in fiscal 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning the fiscal year-end number and terms of unexercised options and unvested restricted stock held by each of the named executives.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)

Robert H. Spilman, Jr.	0	0			30,400	965,504

Bruce R. Cohenour	0	0			16,200	514,512

John E. Bassett, III	6,000	0	8.02	7/12/2021	15,200	482,752

Mark S. Jordan	8,000	0	8.02	7/12/2021	15,200	482,752

J. Michael Daniel	7,500	0	14.73	4/18/2017	15,200	482,752

Jason W. Camp	0	0			0	0

_______________

(1)

8,400 of Mr. Spilman’s shares of restricted stock vest ratably over five years (one-fifth on each of the first five anniversaries of the date of grant) and 12,000 and 10,000 shares vest on the second anniversaries of the date of issuance. For each of the other named executives, 4,200 shares of restricted stock vest ratably over five years from the date of grant and the remaining shares vest on the second anniversaries of the date of issuance.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information concerning options exercised by, and stock awards that vested for, our named executives during fiscal 2015.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise (1)($)	Number of shares acquired on vesting (#)	Value realized on vesting (1)($)

Robert H. Spilman, Jr.	40,000	909,023	2,800	103,320

Bruce R. Cohenour	12,000	298,964	1,400	51,660

John E. Bassett, III	20,000	475,760	1,400	51,660

Mark S. Jordan	28,000	739,294	1,400	51,660

J. Michael Daniel	8,000	181,600	1,400	51,660

Jason W. Camp	176,000	2,072,865	-	-

(1)

The value realized is calculated by multiplying the number of shares acquired on exercise or vesting by the market price of our common stock (less the exercise price in the case of options) on the date of acquisition.

Supplemental Retirement Income Plan

The Company has a Supplemental Retirement Income Plan (the “Supplemental Plan”) that covers one current and certain former senior executives to promote their long service and dedication and to provide an additional retirement benefit. Upon retirement, the Supplemental Plan provides for lifetime monthly payments in an amount equal to 65% of the participant’s final average compensation as defined in the Supplemental Plan, which amount is reduced by (i) 50% of old age social security benefits, (ii) the benefit that would be payable on a life annuity basis from Company contributions to the Employee Savings/Retirement Plan based on a formula using maximum employee contributions, and (iii) the benefit that would be payable on a life annuity basis from funds the Company contributed to a defined benefit plan that was terminated in 1977. There is no provision under the Supplemental Plan for a disability benefit if a participant’s employment is terminated prior to age 65 due to disability; however, the participant, notwithstanding the termination of employment, will continue to be covered by the Supplemental Plan. The death benefit is divided into (a) prior-to-retirement death, which pays the beneficiary 50% of final average annual compensation for a period of 120 months, and (b) post-retirement death, which pays the beneficiary 200% of final 12 months’ compensation in a single payment. There are no benefits payable as a result of a termination of employment for any reason other than death or retirement, except there is a change of control provision which provides for the immediate vesting and payment of the retirement benefit under the Supplemental Plan in the event of an employment termination resulting from a change of control. The executive officer covered under this Supplemental Plan has waived participation in the Company’s group life insurance program.

PENSION BENEFITS

The following table sets forth information as of November 28, 2015 concerning pension benefits under the Supplemental Plan for Mr. Spilman, who is the only named executive participating in a defined benefit pension plan.

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Robert H. Spilman, Jr.	Supplemental Retirement Income Plan	N/A	4,401,929	0

Assuming no change in the rate of compensation for Mr. Spilman after November 28, 2015, the estimated annual benefit payable on retirement at age 65 to Mr. Spilman is $443,611.

Deferred Compensation Agreement

Mr. Spilman has entered into a Deferred Compensation Agreement with the Company pursuant to the Executive Deferred Compensation Plan. Under that agreement, Mr. Spilman deferred a portion of his compensation over the four-year period from 1985 to 1989. The following table provides details for Mr. Spilman’s deferred compensation account as of November 28, 2015.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($) (1)
Robert H. Spilman, Jr.	0	0	47,734	0	439,222

(1)

Upon Mr. Spilman’s retirement at age 65, he would be entitled to annual payments of $108,125 for a fifteen year period. Upon his death prior to retirement, his beneficiary would receive annual payments for a fifteen year period as specified in the agreement. Had death occurred on November 28, 2015, the beneficiary would receive $54,776 per year. In addition, Mr. Spilman would receive $8,200 per year for the remainder of his life should he become disabled prior to attaining age 60.

Equity Compensation Plan Information

The following table provides information as of November 28, 2015 with respect to shares of common stock that may be issued under existing equity compensation plans. All equity compensation plans currently in place have been approved by the stockholders.

Plan	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity Compensation Plans Approved by Stockholders(1)	84,250	11.42	304,860	(2)

Equity Compensation Plans Not Approved by Stockholders(3)	N/A	N/A	N/A

Total	84,250	11.42	304,860	(2)

(1)

Includes the following plans: 1997 Employee Stock Plan (“Employee Stock Plan”), 2000 Employee Stock Purchase Plan (“2000 ESPP”), the 2005 Non-Employee Directors Stock Incentive Plan and the 2010 Stock Incentive Plan.

(2)	Includes shares available under the 2000 ESPP (11,619) and the 2010 Stock Incentive Plan (293,241).
(3)	There are no equity compensation plans in place not approved by stockholders.

Potential Payments Upon Termination of Employment

In January 2009, the Board of Directors adopted the Bassett Furniture Industries, Incorporated Severance Program for Officers and Management Employees (the “Severance Program”). All executive officers and other management employees participate in the Severance Program. Also, the Company entered into Employment Continuity Agreements with the named executives in January 2009 (as to four of them) and in January 2014 (as to the remaining two of them). The Severance Program and Employment Continuity Agreements are described below.

Severance Program

Under the terms of the Severance Program, in the event that the participant’s employment is terminated by the Company for reasons other than “cause” or the participant’s death or disability, the participant will be entitled to receive:

•

a monthly cash payment equal to (A) the product of (i) the participant’s base salary, (ii) a severance multiplier and (iii) the participant’s years of service (less any other cash severance or pay in lieu of notice under any other severance program, including the Employment Continuity Agreements, or applicable law) divided by (B) the number of months in the participant’s severance period;

•	if the participant is an executive officer, a lump sum cash payment equal to the participant’s average annual performance bonus for the three fiscal years preceding the date of termination;

•

if the participant is an executive officer, the prorated portion of the participant’s actual annual performance bonus for the fiscal year in which the participant’s employment is terminated, payable in cash concurrently with the payment to other participants in the Company’s annual bonus plan;

•	continued health insurance coverage for the duration of the severance period; and

•	outplacement services for the period and up to the limits specified in the program.

          The term “cause” means (i) the willful and repeated failure of the executive to perform substantially his or her duties (other than failure resulting from incapacity due to physical or mental illness), (ii) conviction of, or plea of guilty or nolo contendere to, a felony which is materially and demonstrably injurious to the Company, or (iii) the willful engagement in gross misconduct in violation of Company policy.

A participant’s total cash severance benefits may not exceed the maximum payout specified in the program for such participant.

The following chart sets out the severance multiplier, maximum payout, severance period and outplacement period and cost limit for each category of participants:

Job classification	Multiplier	Maximum payout	Severance period	Outplacement period and cost limit

President/CEO	.25	2 times Base Salary + Average Bonus + Prorated Bonus	18 months	$6 months 15,000 limit

Senior Vice President	.125	1 times Base Salary + Average Bonus + Prorated Bonus	12 months	$3 months 7,500 limit

Other Executive Officers	.125	.75 times Base Salary + Average Bonus + Prorated Bonus	9 months	$3 months 7,500 limit

Non-Executive Officers	.0833	.50 times Base Salary	6 months	None

Other Management Employees	.0833	.25 times Base Salary	3 months	None

A participant’s entitlement to benefits under the Severance Program ceases upon the participant’s employment by a competitor.

Employment Continuity Agreements

Under the terms of the Employment Continuity Agreements, in the event that a “change in control” has occurred and the executive’s employment is terminated by the Company before the second anniversary thereof for reasons other than “cause,” death or disability or by the participant for “good reason” within the 90 day period following the “change in control,” the participant will be entitled to receive:

•

a lump sum cash payment equal to the product of the executive’s “required base salary” and a change in control severance multiplier (which is equal to two for the President and Chief Executive Officer and one for the other executives);

•

a lump sum cash payment equal to the executive’s most recently established target annual performance bonus plus the executive’s average annual performance bonus for the three fiscal years preceding the date of termination;

•	continued health insurance coverage for the duration of the severance period (which is 18 months for the President and Chief Executive Officer and 12 months for the other executives);

•	a lump sum cash payment equal to the present value of continued life insurance and long-term disability coverage for the duration of the severance period; and

•

outplacement services (for a period of six months and three months for the President and Chief Executive Officer and the other executives, respectively, with a cost limit of $15,000 and $7,500 for the President and Chief Executive Officer and the other executives, respectively).

The term “change in control” is defined for purposes of the Employment Continuity Agreements the same as it is under the Company’s Employee Stock Plan. Under the Employee Stock Plan, a “change in control” includes generally (i) the acquisition by an individual, an entity or a group of beneficial ownership or voting power of 30% or more of the Company’s outstanding common stock, (ii) certain changes in the constitution of the Company’s Board of Directors that have not been approved by the current Board, (iii) shareholder approval of a reorganization, merger or consolidation in which the then-current shareholders cease to own at least 75% of the then outstanding shares of common stock, (iv) shareholder approval of a complete liquidation or dissolution of the Company and (v) the sale or other disposition of all or substantially all of the assets of the Company. An executive’s “required base salary” means the higher of (i) his base salary in effect immediately prior to the change in control and (ii) his highest base salary at any point in time after the change in control. The term “good reason” means (i) a material reduction in the executive’s base salary below the required base salary, (ii) a material diminution in the executive’s authority, duties or responsibilities, (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive is required to report, including a requirement that the executive report to a corporate officer or other employee if the executive reported to the Board of Directors prior to the change in control; (iv) a material diminution in the budget over which the executive retains authority; or (v) a change at the request of the employer in the executive’s principal work location of more than 50 miles; in each case provided the executive gives notice to the employer of the existence of such condition within 30 days of its initial existence and the employer has not remedied the condition within 30 days of such notice. The term “cause” has the same meaning as under the Severance Program.

The Employment Continuity Agreements may be amended or terminated by the Board of Directors at any time, provided that the agreements cannot be terminated or amended after the occurrence of a change in control, and provided further that the agreements cannot be terminated or amended in a manner that would adversely affect the rights of participants after the Board of Directors has knowledge of a potential change in control unless and until the Board of Directors has determined that such potential change in control will not be consummated and the Board of Directors does not have knowledge of any other potential change in control.

General

Each of the Severance Program and the Employment Continuity Agreements provides for severance benefits to be paid in a manner intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code, including delaying certain benefits for a period of six months following termination if necessary. In addition, severance benefits are subject to reduction to avoid any excise tax on excess “parachute payments” under Section 280G of the Internal Revenue Code. All employees who accept benefits under the Severance Program or the Employment Continuity Agreements will be required to sign a release of claims and will be subject to certain covenants, including a one-year non-solicitation agreement.

Potential Payments Table

The table below shows the estimated amount of payments and benefits that the Company would provide to the named executives under the Severance Program assuming that their employment was terminated as of November 28, 2015 for reasons other than cause, death or disability. The table also shows the estimated amount of payments and benefits that the Company would provide those named executives who have entered into Employment Continuity Agreements assuming that their employment was terminated as of November 28, 2015 by the Company without cause or by the executives with good reason, in each case within the period specified in the agreements following a change in control.

	Salary continuation ($)	Lump sum cash payment ($)	Continuation of health insurance coverage ($)	Outplacement services cost limit ($)	Accelerated vesting of stock options ($)(1)	Accelerated vesting of restricted stock ($)(1)	Total benefits ($)

Robert H. Spilman, Jr.
Termination without cause	780,000	701,089	13,663	15,000	0	0	1,509,752
Termination following a change in control	0	1,310,232	13,663	15,000	0	965,504	2,304,399	(2)

Bruce R. Cohenour
Termination without cause	169,000	323,425	9,108	7,500	0	0	509,033
Termination following a change in control	0	583,855	9,108	7,500	0	514,512	1,114,975

John E. Bassett III
Termination without cause	190,000	229,274	9,108	7,500	0	0	435,882
Termination following a change in control	0	362,267	9,108	7,500	0	482,752	861,627

Mark S. Jordan
Termination without cause	190,000	250,607	9,108	7,500	0	0	457,215
Termination following a change in control	0	383,600	9,108	7,500	0	482,752	882,960

J. Michael Daniel
Termination without cause	190,000	230,638	9,108	7,500	0	0	437,246
Termination following a change in control	0	363,631	9,108	7,500	0	482,752	862,991

Jason W. Camp(3)
Termination without cause	167,158	192,720	4,554	0	0	0	364,432

(1)

Pursuant to the terms of the Company’s stock incentive plans and the applicable award agreements, upon the occurrence of a “change in control,” as defined in the plans, the vesting of all options granted under the plans will accelerate and all restrictions imposed on shares of restricted stock will lapse.

(2)

In addition to the amounts shown in the table, Mr. Spilman’s retirement benefit under the Supplemental Retirement Income Plan would be accelerated upon a termination following a change in control, resulting in the payment of an estimated annual benefit of $322,498 commencing upon such termination.

(3)	Mr. Camp’s employment terminated on April 13, 2015. The amounts shown are the actual amounts paid to or realized by Mr. Camp in connection with his termination of employment.

PROPOSAL NO. 2

APPROVAL OF THE AMENDED AND RESTATED BASSETT FURNITURE INDUSTRIES, INCORPORATED 2010 STOCK INCENTIVE PLAN

Our Board of Directors has approved an amendment and restatement of the Bassett Furniture Industries, Incorporated 2010 Stock Incentive Plan (the “Amended and Restated 2010 Plan”) and directed that it be submitted to our stockholders for approval. The complete text of the Amended and Restated 2010 Plan is attached as Exhibit A.

The principal changes made by the Amended and Restated 2010 Plan to the original terms of the 2010 Stock Incentive Plan (the “Original 2010 Plan”) approved by our stockholders on April 14, 2010 are as follows:

(1)

We have increased the total number of shares of our common stock reserved for issuance under the Amended and Restated 2010 Plan to 1,250,000 shares. Up to 1,000,000 shares of our common stock were previously reserved for issuance under the Original 2010 Plan, including up to 500,000 shares subject to outstanding awards under the 1997 Employee Stock Plan (the “1997 Plan”) that were forfeited, expired or cancelled after the Original 2010 Plan became effective. As of the date of this proxy statement, only approximately 373,000 of the 500,000 shares that could have been carried over from the 1997 Plan have been or are expected to be forfeited, expired or cancelled. The 1,250,000 share reserve in the Amended and Restated 2010 Plan therefore represents an increase of approximately 377,000 shares compared to the number of shares that were previously reserved for issuance under the Original 2010 Plan.

(2)	We have eliminated the limitation in the Original 2010 Plan that no more than 330,000 shares may be used for awards other than options and stock appreciation rights.

(3)

We have added a limitation to the Amended and Restated 2010 Plan that no more than $100,000 worth of our common stock (valued on the grant date) may be subject to any awards granted to any single non-employee director during any single calendar year.

(4)

We have added a “double trigger” requirement to the Amended and Restated 2010 Plan that provides that awards issued after the effective date will generally vest on a change in control of the Company only if the recipient’s employment or other service is terminated by the Company without “cause” or by the recipient for “good reason” on or within 2 years after the date of the change in control.

(5)

We have added a clawback provision to the Amended and Restated 2010 Plan and adopted a clawback policy that provides that the Company will seek to recover any erroneously awarded incentive-based compensation received by a covered executive officer during the three-year period preceding any date on which the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under the United States federal securities laws. A copy of the clawback policy is available on our website, www.bassettfurniture.com.

We also intend the requested approval by our stockholders of the Amended and Restated 2010 Plan to constitute re-approval of the material terms of the plan relating to “performance awards,” including the performance criteria set forth in the summary below (which are unchanged), for the purpose of complying with the shareholder approval requirements of Section 162(m) of the Internal Revenue Code.

A summary of the Amended and Restated 2010 Plan follows below. This summary is qualified in its entirety by the terms of the Amended and Restated 2010 Plan as set forth in Exhibit A.

Eligibility and Administration

All present and future non-employee directors, key employees and outside consultants of the Company are eligible to receive incentive awards under the Amended and Restated 2010 Plan (hereinafter, the “Plan”). A key employee is an employee in a managerial or other key position who is expected to make important contributions to the Company or its subsidiaries. Our Organization, Compensation and Nominating Committee (the “Committee”) selects eligible key employees and outside consultants to receive awards under the Plan in its discretion. Our Board of Directors (excluding for these purposes any members who are employees) (our “Outside Directors”), or any committee designated by the Outside Directors, selects eligible non-employee directors to receive awards under the Plan in its discretion. We estimate that we have approximately 20 key employees (eight of whom are officers) and eight non-employee directors who may be eligible for awards under the Plan.

The Committee administers the Plan and has the power and complete discretion to select key employees and outside consultants to receive awards, determine the nature and size of each such award and interpret and administer the Plan in all other respects with respect to such awards. The Outside Directors, or any committee designated by the Outside Directors, has such power and complete discretion with respect to any awards made or to be made to non-employee directors. The Committee is selected by our Board of Directors and consists solely of independent, non-employee directors.

Types of Awards

Participants may receive the following types of incentive awards under the Plan: stock options, stock appreciation rights, payment shares, restricted stock, restricted stock units and performance shares. Stock options may be incentive stock options or nonstatutory stock options. Stock appreciation rights may be granted in tandem with stock options or as a freestanding award. Non-employee directors and outside consultants are eligible to receive restricted stock and restricted stock units only.

Shares and Share Limits

One million two hundred and fifty thousand (1,250,000) shares of our common stock are reserved for issuance under the Plan. The closing price per share of the Company’s common stock on January 26, 2016, the most recent practicable date prior to the filing of this proxy statement, was $31.98.

The maximum number of shares that may be issued to any one individual in any three-consecutive-calendar year period is 300,000. The maximum cash payment that may be made to any one individual in any three-consecutive-calendar year period is $1,000,000. No more than $100,000 worth of our common stock may be subject to any awards granted to any single non-employee director during any single calendar year.

If an award under the Plan is forfeited, expires or is cancelled, any unissued shares allocable to that award may be used for a new award under the Plan. Shares exchanged in payment of an option exercise price or retained to satisfy applicable withholding taxes may not be subjected to new awards and the cash proceeds from option exercises may not be used to purchase open-market shares for reuse under the Plan. Stock-settled stock appreciation rights (if granted) will be counted against the share reserve on a share-by-share (rather than net-share) basis.

The number of shares that may be issued under the Plan will be proportionately adjusted in the event of a recapitalization event such as a stock dividend, stock split, merger, acquisition or other similar event affecting our common stock. The Plan does not permit option or SAR repricing without stockholder approval, except in connection with a recapitalization event.

Stock Options and SARs

The Plan authorizes grants of incentive stock options or nonstatutory stock options. Incentive stock options are designed to qualify for favorable tax treatment under Internal Revenue Code Section 422, while nonstatutory stock options are not. The exercise price of either type of option may not be less than 100 percent of the fair market value per share of our common stock on the date the option is granted. Fair market value is the closing price per share of our common stock as reported by the national securities exchange on which our common stock is listed on the date the option is granted (or the most recent prior trading day). Our common stock is currently listed on the NASDAQ Global Select Market. The maximum term of any option is ten years from the date of grant.

A stock appreciation right (“SAR”) represents the right to receive the excess of the fair market value of a share of our common stock on the date of settlement over the fair market value of our common stock on the date of grant. SARs may be settled in cash or in shares of our common stock or a combination of both. SARs may be granted in tandem with stock options. When the participant exercises either the option or the SAR, the other part of the tandem award is cancelled without payment. The maximum term of an SAR is ten years from the date of grant.

Payment Shares

Payment shares are shares of our common stock issued without restrictions in lieu of any cash compensation a participant would otherwise be entitled to receive. The number of payment shares a participant receives is determined by dividing the cash compensation otherwise payable by the fair market value per share of our common stock on the date of grant. No more than 50,000 shares may be issued as payment shares under the Plan.

Restricted Stock

Restricted stock awards are shares of our common stock issued subject to service or performance-based restrictions on transferability. The Committee determines the restrictions as well as the conditions under which the restrictions may lapse. Restriction periods for awards to key employees and outside consultants generally must be at least three years for non-performance based awards and at least one-year for performance-based awards. Up to 50,000 non-performance based restricted shares may be issued with restriction periods of less than three years (but not less than one year). If provided by the Committee, restrictions may lapse earlier than the end of the restriction period in the event of a participant’s disability, death or retirement, or the occurrence of a change in control.

Restricted Stock Units

Restricted stock units are rights to receive shares of our common stock (or cash in lieu of the shares) subject to service-based vesting conditions. The Committee determines the length of the vesting period and the other terms and conditions of the award. Vesting periods for awards to key employees and outside consultants generally must be at least three years; however, up to 50,000 restricted stock units may be issued with vesting periods of less than three years (but not less than one year). If provided by the Committee, restricted stock units may vest earlier than the end of the vesting period in the event of a participant’s disability, death or retirement, or the occurrence of a change in control. Restricted stock units may be settled in shares of our common stock, in cash, or in a combination of both.

Performance Shares

Performance shares are rights to receive shares of our common stock (or cash in lieu of the shares) subject to performance-based vesting conditions. The Committee determines the performance measures, the length of the performance period and the other terms and conditions of the award. Performance periods must be at least twelve months long. If provided by the Committee, performance shares may vest earlier than the end of the performance period in the event of a participant’s disability, death or retirement, or the occurrence of a change in control. Performance shares may be settled in shares of our common stock, in cash, or in a combination of both.

Performance-Based Awards

Any award other than an option or an SAR may be designed to qualify as “performance-based compensation” for deductibility purposes under Internal Revenue Code Section 162(m). For such awards, the permissible performance measures are:

•	Cash Flow from Operations

•	Earnings Per Share

•	Net Income

•	Operating Income

•	Operating Margin

•	Return On Assets

•	Return On Equity

•	Revenues

•	Total Shareholder Return

Transferability and Modification of Awards

Participants may not sell, transfer or pledge their interest in restricted stock units or performance shares. Participants may not sell, transfer or pledge shares of restricted stock until the shares become unrestricted. Options and SARs may be transferable by a participant in accordance with their terms, as determined by the Committee. Participants may designate a beneficiary to receive benefits after the participant’s death, if the incentive award allows. The Committee may modify awards consistent with the terms of the Plan, if not detrimental to a participant.

Amendment and Termination of the 2010 Plan

Our Board of Directors may amend the Plan from time to time as it deems advisable and may terminate the Plan at any time. Unless sooner terminated by our Board, the Plan will automatically terminate on January 19, 2020. Amendments to increase the total number of shares of our common stock reserved under the Plan, to expand the classes of eligible participants or otherwise to provide additional material benefits to participants must be approved by our shareholders. However our Board may amend the Plan as necessary and without shareholder approval in order to comply with applicable securities and tax laws.

Federal Income Tax Consequences

Generally, a participant in the Plan will not incur any federal income tax when he receives an award, unless a participant who receives a restricted stock award makes a Section 83(b) election with respect to the award. If the participant makes a Section 83(b) election, the participant will recognize ordinary income equal to the fair market value of the restricted shares on the date of grant, and generally will not recognize any additional ordinary income at the time the restrictions with respect to the shares lapse.

Upon exercise of a nonstatutory stock option, a participant generally will recognize ordinary income equal to the difference between the fair market value of the stock acquired on the date of the exercise and the exercise price. A participant generally will not recognize any ordinary income upon exercise of an incentive stock option unless the participant is subject to the alternative minimum tax. If the participant holds the stock purchased upon exercise of an incentive stock option until the later of two years after the date of grant or one year after exercise, then any profit or loss realized on the later sale or exchange of the stock relative to the exercise price will be capital gain or loss. If the participant sells or exchanges the stock prior to expiration of the holding period, the participant generally will recognize ordinary income or loss equal to the difference between the fair market value of the shares at the time of exercise (or, if less, the amount realized upon the sale or exchange) and the exercise price, and any additional profit will be capital gain.

Unless the participant has made a Section 83(b) election, upon vesting of restricted stock, a participant will generally recognize ordinary income equal to the fair market value of the shares, determined at the time of vesting. A participant will generally recognize ordinary income upon payment of payment shares, restricted stock units and performance shares, equal to the cash received or the fair market value of the shares paid under the award determined at the time of payment.

Assuming that a participant’s compensation is otherwise reasonable and that the statutory limitations on compensation deductions (including the limitations under Internal Revenue Code Sections 162(m) and 280G) do not apply, we usually will be entitled to a business expense deduction when and for the amount which a participant recognizes ordinary income in connection with an incentive award, as described above. We generally do not receive a deduction in connection with the exercise of an incentive stock option.

If any award is treated as deferred compensation subject to Internal Revenue Code Section 409A, additional provisions of the Plan will apply to avoid additional tax being imposed on the participant. The additional provisions include a six-month delay in payments after a separation from service for specified employees (generally our highest-paid officers). Awards subject to Section 409A may not have payment accelerated and may only be paid on a change in control under a more limited definition than would otherwise apply.

New Plan Benefits

Information about shares of our common stock previously reserved for issuance under the Plan is set forth in the section of this proxy statement entitled “Equity Compensation Plan Information.”

Because benefits under the Plan relating to the additional shares of our common stock that are being reserved for issuance under the Plan will depend on the Committee’s actions and the fair market value of our common stock in the future, it is not possible to determine the benefits that will be received by participants with respect to these additional shares if the Plan is approved by our stockholders.

Recommendation

The Board of Directors recommends a vote FOR approval of the Plan and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending November 26, 2016. This selection is being presented to the stockholders for their ratification at the Annual Meeting of Stockholders. The firm of Ernst & Young LLP is considered well qualified. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit and Other Fees

Audit Fees. The aggregate fees billed by Ernst & Young LLP for audit services (audit of the Company’s annual financial statements, audit of internal control over the Company’s financial reporting, review of the Company’s quarterly financial statements included in its Forms 10-Q, and assistance with and review of SEC filings) for fiscal year 2015 and fiscal year 2014 were $788,000 and $553,600, respectively.

Audit-Related Fees. There were no fees billed by Ernst & Young LLP in fiscal year 2015 and fiscal year 2014 for audit-related services not otherwise reported in the preceding paragraph.

Tax Fees. The aggregate fees billed by Ernst & Young LLP in fiscal year 2015 and fiscal year 2014 for tax-related services were $260,076 and $209,437, respectively. Tax compliance services accounted for $133,716 of the fees billed in fiscal year 2015 and for $125,784 of the fees billed in fiscal year 2014.

All Other Fees. For fiscal year 2015 and fiscal year 2014, the Company paid an additional $1,820 and $1,700, respectively, to Ernst & Young LLP for a subscription to its online accounting research tool. None of the services provided by Ernst & Young LLP consisted of financial information systems design or implementation services.

The Audit Committee considered whether, and determined that, the auditor’s provision of non-audit services was compatible with maintaining the auditor’s independence. In accordance with provisions of the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided to the Company by its independent auditors must be pre-approved by the Audit Committee. As authorized by that statute, the Audit Committee has delegated authority to the chairperson of the Audit Committee to pre-approve audit and non-audit services when the Audit Committee is not in session. Any decisions by the chairperson of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. All services described above were pre-approved by the full Audit Committee.

Recommendation

The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP as independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending November 26, 2016, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice. If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent public accountants will be reconsidered by the Audit Committee.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(SAY-ON-PAY)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to approve the following advisory resolution at the Annual Meeting of Stockholders:

RESOLVED, that the compensation paid to the Company’s named executives, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

The primary goal of our executive compensation program is the same as our goal for operating the Company – to maximize corporate performance and thereby create value for our stockholders. To achieve this goal we have designed an executive compensation program based on the following principles:

●	Paying for performance – A significant portion of each executive’s potential cash compensation is made subject to achieving business performance measures.

●

Alignment with the interests of stockholders – Equity awards align our executives’ financial interests with those of our stockholders by providing value to our executives if the market price of our stock increases.

●	Attracting and retaining top talent – The compensation of our executives must be competitive so that we may attract and retain talented and experienced executives in our industry.

We believe the design and operation of our compensation program effectively incorporates these principles, as illustrated by the following:

●

In recognition of the depressed economic conditions facing the Company and the rest of the industry for most of the last decade and to keep fixed costs under control, the base salaries of our executives have changed only modestly in the last nine years. For example, our chief executive officer’s salary has increased by 16% in the aggregate from fiscal 2007 to fiscal 2015.

●

After three consecutive years (fiscal 2007 through fiscal 2009) in which no performance-based bonuses were earned, our executives earned increasing levels of bonus in recent years (61%, 110% and 114% of salary, respectively, for the last three fiscal years in the case of our chief executive officer) as the Company has achieved increasing levels of positive net income over such period.

For a detailed description of our executive compensation policies and programs and how they are designed to motivate superior performance, we urge stockholders to read the Compensation Discussion and Analysis in this proxy statement beginning on page 9. The Compensation Discussion and Analysis also discusses the compensation objectives and principles that underlie the Company’s executive compensation program, the elements of the program and how performance is measured, evaluated and rewarded.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that is paid to our named executives resulting from our compensation objectives, policies and practices as described in this proxy statement. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors and the Organization, Compensation and Nominating Committee value the opinions expressed by our stockholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.

Recommendation

Our Board of Directors recommends a vote FOR the above advisory resolution approving the compensation paid to our named executives, as disclosed in this proxy statement, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice.

ADDITIONAL INFORMATION

Stockholder Proposals for Inclusion in the Proxy Statement

Any proposal that a stockholder intends to present for action at the 2017 Annual Meeting of Shareholders (“2017 Annual Meeting”) must be received by the Company not later than October11, 2016 in order for the proposal to be included in the proxy statement and form of proxy for the 2017 Annual Meeting. Any such proposal must meet the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Such proposals should be sent to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055.

Other Stockholder Proposals and Nominations

The Company’s Bylaws prescribe the procedures that a stockholder must follow to nominate directors for election at an annual meeting or to bring other business before an annual meeting (other than matters that have been included in the Company’s proxy statement for such meeting). The Chairman of the meeting may refuse to acknowledge the nomination of any person as a director or any other proposal by a stockholder not made in compliance with these procedures. The following summary of these procedures is qualified by reference to the Company’s Bylaws, a copy of which may be obtained, without charge, upon written request to Jay R. Hervey, Secretary, Bassett Furniture Industries, Incorporated, Post Office Box 626, Bassett, Virginia 24055.

A stockholder who desires to nominate a director for election at an annual meeting must give timely written notice thereof to the Secretary of the Company by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a stockholder’s notice must be received not later than December 8, 2016, for nominations to be made at the 2017 Annual Meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and each person whom the stockholder wishes to nominate for election as a director. The notice must be accompanied by the written consent of each proposed nominee to serve as a director of the Company, if elected.

A stockholder who desires to bring any other business before an annual meeting (other than matters that have been included in the Company’s proxy statement for such meeting) must give timely written notice thereof to the Secretary of the Company by personal delivery or by registered or certified mail, postage prepaid, at the address shown above. To be timely, a stockholder’s notice must be received not later than September 29, 2016 for business to be acted upon at the 2017 Annual Meeting. The notice must contain the information specified in the Bylaws regarding the stockholder giving the notice and the business proposed to be brought before the meeting.

With respect to stockholder proposals not included in the Company’s proxy statement for the 2017 Annual Meeting, the persons named in the Board of Directors’ proxy for such meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Securities Exchange Act of 1934, including with respect to proposals received by the Company after September 29, 2016.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 28, 2015, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO JAY R. HERVEY, SECRETARY, BASSETT FURNITURE INDUSTRIES, INCORPORATED, POST OFFICE BOX 626, BASSETT, VIRGINIA 24055.

EXHIBIT A

BASSETT FURNITURE INDUSTRIES, INCORPORATED

2010 Stock Incentive Plan

Amended and Restated Effective January 13, 2016

Article 1.	Establishment, Purpose, and Duration

1.1      Establishment of the Plan. Bassett Furniture Industries, Incorporated, a Virginia corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “Bassett Furniture Industries, Incorporated 2010 Stock Incentive Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the payment of compensation in shares of the Company’s common stock in lieu of cash and the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Payment Shares, and Performance Shares.

The Plan originally became effective as of January 20, 2010 (the “Original Effective Date”). Subject to approval ~~by~~of the Company’s shareholders, this amendment and restatement of the Plan shall ~~become~~be effective as of January ~~20, 2010~~13, 2016 (the “Effective Date”) and shall remain in effect as provided in Section 1.3. The Plan, as amended and restated herein, shall not become effective unless shareholder approval is obtained.

1.2      Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company’s shareholders, and by providing Participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely is dependent.

1.3      Duration of the Plan. The Plan, as amended and restated herein, shall commence on the Effective Date, as described in Section 1.1, and shall remain in effect until January 19, 2020, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 17, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

Article 2.	Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

2.1      “Applicable Withholding Taxes” means, with respect to a Participant who is a Key Employee, the aggregate amount of federal, state and local income and payroll taxes that the Participant’s Employer is required to withhold in connection with any payment of Payment Shares, Restricted Stock Units or Performance Shares, any lapse of restrictions on Restricted Stock, any dividends paid on Restricted Stock, any dividend equivalents paid on Restricted Stock Units or Performance Shares, or any exercise of a Nonqualified Stock Option or Stock Appreciation Right granted to such Participant.

2.2      “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Payment Shares or Performance Shares.

2.3      “Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

2.4      “Board” or “Board of Directors” means the Board of Directors of the Company.

2.5      “Cash Flow from Operations” means the “cash flow from operations” of the Company determined in accordance with generally accepted accounting principles as determined by the independent accountants regularly employed by the Company.

2.6      “Cause” shall have the same meaning as defined in any “employment continuity agreement” between the Participant and the Company or, if no such agreement exists or if such term is undefined therein, shall mean: (i) the willful and repeated failure of the Participant to perform substantially the Participant’s duties (other than any such failure resulting from incapacity due to physical or mental illness); (ii) the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony which is materially and demonstrably injurious to the Company or its Subsidiaries; or (iii) the Participant’s willful engagement in gross misconduct in violation of Company policy.

~~2.6~~ 2.7 “Change in Control” means and shall be deemed to have occurred upon, any of the following events:

(i)      The acquisition by any person, individual, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (collectively, “Persons”) of beneficial ownership (the phrases “beneficial ownership,” “beneficial owners” and “beneficially owned” as used being within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company or any of its subsidiaries, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (iv) any acquisition by any corporation with respect to which, following such acquisition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such acquisition in substantially the same proportions as their beneficial ownership, immediately prior to such acquisition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; or

(ii)      Individuals who, as of the Original Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a director subsequent to the Original Effective Date and whose election, or whose nomination for election by the Company’s shareholders, to the Board of Directors was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act), other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer; or

(iii)      The ~~occurrence~~consummation of a reorganization, merger or consolidation approved by the shareholders of the Company, in each case, with respect to which all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their beneficial ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; or

(iv)      The ~~occurrence~~consummation of a (i) a complete liquidation or dissolution of the Company approved by the shareholders of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company approved by shareholders of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned by all or substantially all of the Persons who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their beneficial ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be.

~~2.7~~ 2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

~~2.8~~ 2.9 “Committee” means the Organization, Compensation and Nominating Committee of the Board, as specified in Article 3, appointed by the Board to administer the Plan with respect to grants of Awards.

~~2.9~~ 2.10 “Common Stock” means the common stock of the Company.

~~2.10~~ 2.11 “Company” means Bassett Furniture Industries, Incorporated, a Virginia corporation, and any successor as provided in Article 20.

~~2.11~~ 2.12 “Date of Grant” means (i) with respect to an Option or Stock Appreciation Right, the date on which the Committee completes the corporate action necessary to create an offer of stock for sale to a Participant under the terms and conditions of, or to create a legally binding right constituting, the Option or Stock Appreciation Right; and (ii) with respect to an Award other than an Option or Stock Appreciation Right, the date on which the Committee grants the Award. With respect to any Award, the Committee may specify a future date on which the Award is to be granted or become effective.

~~2.12~~ 2.13 “Director” means any individual who is a member of the Board of Directors of the Company.

~~2.13~~ 2.14 “Director Award” means any Restricted Stock, or Restricted Stock Units awarded to an Outside Director under the Plan.

~~2.14~~ 2.15 “Disability” means, as to an Incentive Stock Option, a Disability within the meaning of Section 22(e)(3) of the Code. With respect to an Award that provides for a deferral of compensation within the meaning of Section 409A of the Code and that is payable under its terms on a Participant’s Disability, Disability means either (i) the Participant’s inability, as determined by the Committee, to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) a Participant’s receipt of long-term disability benefits under a long-term disability plan sponsored by the Participant’s Employer for a period of 3 consecutive months by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. As to all other Awards, Disability means “disability” as defined from time to time under any long-term disability plan of the Participant’s Employer.

~~2.15~~ 2.16 “Earnings Per Share” means “earnings per common share” of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company’s Annual Report to Shareholders.

~~2.16~~ 2.17 “Effective Date” means January 20, 2010, subject tohas the meaning set forth in Section 1.1.

~~2.17~~ 2.18 “Employer” means, with respect to a Participant who is a Key Employee, the Company or Subsidiary that employs the Participant and, with respect to a Participant who is an Outside Consultant, the Company or the Subsidiary to which the Participant provides services.

~~2.18~~ 2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act.

~~2.19~~ 2.20 “Fair Market Value” with respect to a share of the Company’s Common Stock at a particular time, shall be that value as determined by the Committee which shall be (i) if such Common Stock is listed on a national securities exchange, on any given date, (A) the closing price per share of Common Stock, as reported on the consolidated transaction reporting system for such exchange for that date, or if shares of Common Stock were not traded on such date, on the next preceding day on which shares of Common Stock were traded, or (B) if the Common Stock is not reported on the consolidated transaction reporting system for such exchange, the closing price at which the Common Stock shall have been sold regular way on a national securities exchange on said date, or, if no sales occur on said date, then on the next preceding date on which there were such sales of Common Stock; or (ii) if the Common Stock shall not be listed on a national securities exchange, the mean between the average high bid and low asked prices last reported for the over-the-counter market on said date or, if no bid and asked prices are reported on said date, then on the next preceding date on which there were such quotations; or (iii) if at any time quotations for the Common Stock shall not be reported for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange, the fair market value determined by the Committee using the reasonable application of a reasonable valuation method.

~~2.20~~ 2.21 “Freestanding SAR” means an SAR that is granted independently of any Options.

2.22      “Good Reason” shall have the same meaning as defined in any “employment continuity agreement” between a Participant and the Company or, if no such agreement exists or if such term is undefined therein, shall mean: (i) a material reduction in the Participant’s base salary, (ii) a material diminution in the Participant’s authority, duties or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that a Participant who is a Key Employee report to a corporate officer or other employee instead of reporting directly to the Board if the Participant reported directly to the Board prior to the Change in Control; (iv) a material diminution in the budget over which the Participant retains authority; or (v) change at the request of the Company or its Subsidiaries in the Participant’s principal work location to a work location that is more than fifty (50) miles from the location where the Participant was based prior to the Change in Control; provided, however, that Good Reason shall not include any condition described in this Section 2.22 unless the Participant has notified the Committee of the existence of such condition within a period of 30 days of its initial existence and the Company has not remedied such condition within a period of at least 30 days of such notice.

~~2.21~~ 2.23 “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article 6, and which is designated as an Incentive Stock Option which is intended to meet the requirements of Section 422 of the Code.

~~2.22~~ 2.24 “Insider” shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

~~2.23~~ 2.25 “Key Employee” means an employee of the Company or a Subsidiary, including an officer of the Company or a Subsidiary, in a managerial or other important position who can make important contributions to the Company or a Subsidiary, all as determined by the Committee in its discretion.

~~2.24~~ 2.26 “Named Executive Officer” means, for a calendar year, a Participant who is one of the group of “covered employees” for such calendar year within the meaning of Code Section 162(m) or any successor statute.

~~2.25~~ 2.27 “Net Income” means “net income” of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company’s Annual Report to Shareholders.

~~2.26~~ 2.28 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted to Key Employees under Article 6, and which is not intended to meet the requirements of Code Section 422.

~~2.27~~ 2.29 “Operating Income” means the “operating income” of the Company determined in accordance with generally accepted accounting principles as determined by the independent accountants regularly employed by the Company.

~~2.28~~ 2.30 “Operating Margin” means the “operating margin” of the Company determined in accordance with generally accepted accounting principles as determined by the independent accountants regularly employed by the Company.

~~2.29~~ 2.31 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

~~2.30~~ 2.32 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

~~2.31~~ 2.33 “Outside Consultant” means any third party consultant who is a natural person providing services to the Company or a Subsidiary to which the Committee determines to make an Award under the Plan.

~~2.32~~ 2.34 “Outside Director” means a member of the Board of Directors who is not an employee of the Company or a Subsidiary and who meets any other qualifications that may be established by the Board to be treated as an Outside Director under the Plan.

~~2.33~~ 2.35 “Participant” means a Key Employee, Outside Director, or to the extent permitted by the Plan, an Outside Consultant, who has outstanding an Award granted under the Plan.

~~2.34~~ 2.36 “Payment Shares” means an Award granted to a Participant pursuant to Article 8 (other than Restricted Stock) in lieu of cash compensation otherwise payable to the Participant under the compensation plans and arrangements of the Company.

~~2.35~~ 2.37 “Performance-Based Exception” means the performance-based exception set forth in Code Section 162(m)(4)(C) from the deductibility limitations of Code Section 162(m).

~~2.36~~ 2.38 “Performance Award” means an Award (other than an Option or SAR) designed to qualify for the Performance-Based Exception as set forth in Article 11.

~~2.37~~ 2.39 “Performance Share” means an Award granted to a Key Employee, as described in Article 10.

~~2.38~~ 2.40 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8.

~~2.39~~ 2.41 “Qualifying Change in Control” means an event which meets the requirements for a Change in Control (as defined in Section ~~2.6~~2.7) and which, in addition, constitutes either a change in ownership of the Company (as described in paragraph (i)), a change in effective control of the Company (as described in paragraph (ii), a change in ownership of substantially all of the Company’s assets (as described in paragraph (iii), or, with respect to a Participant, a change in ownership of the Participant’s Employer (as described in paragraph (iv)):

(i)      Any person or more than one person acting as a group acquires beneficial ownership of Common Stock that, together with the Common Stock already held by such person or group, represents more than 50 percent of the total fair market value or voting power of Common Stock; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50 percent of the total fair market value or total voting power of Common Stock, the acquisition of additional Common Stock by the same person or persons is not considered to cause a change in the ownership of the Company for purposes of this paragraph (i) or a change in effective control of the Company for purposes of paragraph (ii);

(ii)      (1) Any person or more than one person acting as a group acquires (or has acquired during the twelve-consecutive-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of Common Stock possessing 30 percent or more of the total voting power of Common Stock; or (2) a majority of members of the Board is replaced during a twelve-consecutive-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; provided, however, that if any one person or more than one person acting as a group is considered to effectively control the Company for purposes of this paragraph (ii), the acquisition of additional Common Stock by the same person or persons is not considered to cause a change in the effective control for purposes of this paragraph (ii) or to cause a change in ownership of the Company for purposes of subsection (i); or

(iii)      any person or more than one person acting as a group acquires (or has acquired during the twelve-consecutive-month period ending on the date of the most recent acquisition by such person or group) assets from the Company having a total gross fair market value equal to 80 percent or more of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided that a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to (I) a shareholder of the Company immediately before the asset transfer in exchange for or with respect to Company stock; (II) an entity, 50 percent or more of the total fair market value or total voting power of which is owned, directly or indirectly by the Company; (III) a person or more than one person acting as a group that owns, directly or indirectly, 50 percent or more of the total fair market value or total voting power of all outstanding Company stock; or (IV) an entity, at least 50 percent of the total fair market value or total voting power of which is owned, directly or indirectly, by a person described in (III) above. Except as otherwise provided in this paragraph (iii), a person’s status is determined immediately after the transfer of the assets. For purposes of this paragraph (iii), “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(iv)      Any person or more than one person acting as a group acquires beneficial ownership of stock of the Employer that, together with the Employer stock already held by such person or group, represents more than 50 percent of the total voting power of the Employer stock; provided, however, that if any one person or more than one person acting as a group is considered to own more than 50 percent of the total fair market value or total voting power of the Employer stock, the acquisition of additional Employer stock by the same person or persons is not considered to cause a change in the ownership of the Employer for purposes of this paragraph (iii).

For purposes of this Section ~~2.39,~~2.41, the term “group” shall have the meaning provided in U.S. Treasury Regulation 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C), as applicable. The term “beneficial ownership” shall have the meaning provided in U.S. Treasury Regulation 1.409A-3(i)(5)(v)(iii). Notwithstanding anything in this Section ~~2.39~~2.41 to the contrary, an event which does not constitute a change in the ownership of the Company, a change in the effective control of the Company, a change in the ownership of substantially all of the Company’s assets or, with respect to a Participant, a change in the ownership of the Participant’s Employer, each as defined in U.S. Treasury Regulation 1.409A-3(i)(5), shall not constitute a Qualifying Change in Control for purposes of this Plan.

2.42      “Qualifying Termination” means either (i) termination of a Participant’s employment or other service by the Company without Cause or (ii) termination of a Participant’s employment or other service by the Participant for Good Reason.

~~2.40~~ 2.43 “Restricted Stock” means an Award granted to a Participant pursuant to Article 8 (other than Payment Shares).

~~2.41~~ 2.44 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 9.

~~2.42~~ 2.45 “Return on Assets” means “return on average assets” of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company’s Annual Report to Shareholders.

~~2.43~~ 2.46 “Return on Equity” means “return on average common shareholders’ equity” of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company’s Annual Report to Shareholders.

~~2.44~~ 2.47 “Revenues” means the “revenues” of the Company determined in accordance with generally accepted accounting principles that would be reported in the Company’s Annual Report to Shareholders.

~~2.45~~ 2.48 “Separation from Service” means a Participant’s termination of employment or other separation from service (within the meaning of U.S. Treasury Regulation 1.409A-1(h), applying the default terms thereof) with the Participant’s Employer and all other persons that would be treated as a single employer with the Participant’s Employer under Sections 414(b) or (c) of the Code; provided that, in applying Sections 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations, or in applying U.S. Treasury Regulation 1.414(c)-2 for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.

~~2.46~~ 2.49 “Shares” means the shares of Common Stock of the Company.

~~2.47~~ 2.50 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7.

~~2.48~~ 2.51 “Subsidiary” means, (i) for purposes of determining eligibility to receive an Incentive Stock Option, any “subsidiary corporation” with respect to the Company within the meaning of Code Section 424(f); (ii) for purposes of determining eligibility to receive a Nonstatutory Stock Option or Stock Appreciation Right, any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest (within the meaning of U.S. Treasury Regulations section 1.409A-1(b)(5)(E)(1) (or any successor provision)) in another corporation or other entity in the chain, beginning with a corporation or other entity in which the Company has a controlling interest; and (iii) for all other purposes, any corporation, partnership, joint venture, affiliate, or other entity in which the Company has an ownership interest, and which the Committee designates as a participating entity in the Plan.

~~2.49~~ 2.52 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

~~2.50~~ 2.53 “Ten Percent Shareholder” means a person who owns, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

~~2.51~~ 2.54 “Total Shareholder Return” means the percentage change in value of an initial investment in Shares over a specified period assuming reinvestment of all dividends during the period.

Article 3.	Administration

3.1      The Committee. The Plan shall be administered by the Organization, Compensation and Nominating Committee of the Board or by any other Committee appointed by the Board consisting of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. Each of the members of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act. In addition, any action taken for purposes of meeting the Performance-Based Exception shall be taken by the Committee only if all of the members of the Committee are “outside directors” within the meaning of Code Section 162(m). If all of the members of the Committee are not “outside directors”, such action shall be taken by a subcommittee of the Committee comprised of at least two (2) members who are “outside directors.” In addition, during any period in which the Common Stock is listed on a national securities exchange, all of the members of the Committee shall be “independent” directors within the meaning of the listing standards of the exchange. If any of the members of the Committee is not “independent,” the remaining members of the Committee who are “independent” shall form a subcommittee for purposes of taking any action under the Plan.

3.2      Authority of the Committee. Except as limited by law, or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power to select Key Employees and Outside Consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and provisions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; determine whether a Participant has experienced a Disability; and (subject to the provisions of Article 17), amend the terms and provisions of any outstanding Award to the extent such terms and provisions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may delegate the administration of the Plan to an officer or officers of the Company. To the extent not prohibited by Virginia corporations law or the articles and bylaws of the Company, the Committee may delegate any portion of its authority under the Plan to make Awards to an executive officer or officers of the Company, subject to any conditions that the Committee may establish (including but not limited to conditions on such officer’s ability to make awards to “executive officers” within the meaning of Section 16 of the Exchange Act or to Named Executive Officers).

3.3      Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, employees, Participants, and their estates and beneficiaries.

Article 4.	Shares Subject to the Plan

4.1      Number of Shares Available for Grants. Subject to the provisions of this Article 4, the maximum number of Shares that may be delivered to Participants (or their beneficiaries) under the Plan shall equal ~~the sum of:~~One Million Two Hundred and Fifty Thousand (1,250,000) Shares.

~~(i)~~	~~Five Hundred Thousand (500,000); plus~~
~~(ii)~~

~~up to Five Hundred Thousand (500,000) Shares that are represented by any awards granted under the Employee Stock Plan (1997) of the Company which are outstanding immediately prior to the Effective Date and which on or after the Effective Date are forfeited, expire or are canceled without the delivery of Shares or which result in the forfeiture of Shares back to the Company.~~

Any Shares covered by an Award (or portion of an Award) granted under the Plan which is forfeited, is canceled, or expires shall be deemed to not have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. The Committee is expressly authorized to make an Award to a Participant conditioned upon the surrender for cancellation of an Option granted under an existing Award, provided that, without prior shareholder approval, and except as otherwise provided in Section 4.2, the Committee is expressly prohibited from (i) repricing an Option or SAR if the exercise price of the new Option or SAR would be less than the exercise price of the Option or SAR under the existing Award surrendered for cancellation or (ii) cancelling or exchanging an Option or SAR for cash or any other Award. Any shares of Common Stock tendered or exchanged by a Participant as full or partial payment to the Company of the exercise price under an Option and any shares retained or withheld in satisfaction of a Participant’s obligations to pay Applicable Withholding Taxes with respect to any Award shall not be available for issuance, subjected to new awards or otherwise used to increase the share reserve under the Plan. The cash proceeds from Option exercises shall not be used to repurchase shares on the open market for reuse under the Plan. Reload Options issued on the exercise of an Option or otherwise are expressly prohibited. Shares issued under the Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition to the Company acquiring another entity shall not reduce the maximum number of Shares available for delivery under the Plan.

     Notwithstanding any provision of this Plan to the contrary, the following additional limits shall apply:

(i)	No more than One Million ~~(1,000,000~~Two Hundred and Fifty Thousand (1,250,000) Shares may cover Incentive Stock Options granted under the Plan.

(ii)

The maximum number of Shares that may be covered by Awards to an individual Participant shall not exceed Three Hundred Thousand (300,000) during any three (3) consecutive calendar years. The maximum amount of cash that may be paid to any individual Participant under any Award under the Plan shall not exceed One Million dollars ($1,000,000) during any three (3) consecutive calendar years.

~~(iii)~~

~~No more than Three Hundred Thirty Three Thousand (330,000) shares may be issued as Restricted Stock, Payment Shares, or Performance Shares or under Restricted Stock Units, provided that any shares of Restricted Stock or Performance Shares that are forfeited shall not count against this limit.~~

The number of Shares reserved for grants of Awards and the limits on such Awards under this Section 4.1 shall be subject to adjustment as provided in Section 4.2.

4.2      Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such adjustment shall be made in (i) the number and class of Shares which may be delivered under the Plan under Section 4.1, (ii) the maximum number of Shares that can be granted as Incentive Stock Options~~,~~ or awarded to an individual Participant during any three (3) consecutive calendar years, ~~or issued as Restricted Stock, Payment Shares, or Performance Shares or under Restricted Stock Units under Section 4.1,~~ (iii) the limit on Payment Shares under Section 8.1, (iv) the limit on Restricted Stock under Section 8.3 and Section 9.2, (v) the minimum option prices under Section 6.3, and (vi) in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

4.3      Adjustments in Awards. If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets (a “Corporate Event”), then the Committee may take any actions with respect to outstanding Awards as the Committee deems appropriate; provided, however, the Committee may not accelerate the time or schedule of any payment of any Award that is subject to Section 409A of the Code, or take any other action to cause such an award to violate Section 409A of the Code, without the Participant’s consent.

Article 5.	Eligibility and Participation

5.1      Eligibility. Persons eligible to participate in this Plan are all Key Employees of the Company, as determined by the Committee, including Key Employees who are Directors, but excluding Directors who are not Key Employees. Outside Directors and any Outside Consultants selected by the Committee may participate to the extent specifically provided under the Plan.

5.2      Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Key Employees and any Outside Consultants those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6.	Stock Options

6.1      Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Key Employees in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may establish policies with respect to the time when Option grants are to be made.

6.2      Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3      Option Price. The Committee shall determine the Option Price for each grant of an Option under this Plan. The Option Price shall be set on the Date of Grant and shall be included in the applicable Award Agreement. The Option Price shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant (110% if the award is an Incentive Stock Option and the Participant receiving the award is a Ten Percent Shareholder).

6.4      Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. No Incentive Stock Option may be exercised after the first to occur of (i) ten years from the Date of Grant (five years if the Participant receiving the award is a Ten Percent Shareholder), (ii) three months following the date of the Participant’s retirement or termination of employment with the Company and all Subsidiaries for reasons other than Disability or death, or (iii) one year following the date of the Participant’s termination of employment on account of Disability or death.

6.5      Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant.

6.6      Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full in cash or its equivalent. In addition, if the terms of the Award permit, the Participant may (a) tender (either actually or by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, (b) authorize a broker-assisted cashless exercise, subject to applicable law, (c) elect a cashless exercise with the Company, (d) by any combination of these methods, or (e) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7      Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8      Termination of Employment. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with or separation from service from the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Options issued pursuant to this Article 6, may reflect distinctions based on the reasons for termination of employment or separation from service and may include provisions relating to the Participant’s competition with the Company after termination of employment or separation from service. In that regard, if an Award Agreement permits exercise of an Option following the death of the Participant, the Award Agreement shall provide that such Option shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant’s will, or if the Participant shall fail to make a testamentary disposition of the Option or shall have died intestate, by the Participant’s executor or other legal representative.

6.9      Nontransferability of Options.

(a)

Incentive Stock Options. No ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

(b)

Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, no NQSO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

6.10      No Rights. A Participant granted an Option shall have no rights as a shareholder of the Company with respect to the Shares covered by such Option except to the extent that Shares are issued to the Participant upon the due exercise of the Option.

6.11      Limit on Modification. No modification (within the meaning of U.S. Treasury Regulation 1.409A-1(b)(5)(v)(B)) shall be made with respect to any Option if the modification would result in the Option constituting a deferral of compensation, and no extension (within the meaning of U.S. Treasury Regulation 1.409A-1(b)(5)(v)(C)) shall be made with respect to any Option if the extension would result in the Option having an additional deferral feature from the Date of Grant, in each case without the Participant’s consent.

6.12.      $100,000 Limitation on ISOs. Options that are intended to qualify as Incentive Stock Options shall, by their terms, be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and all Subsidiaries shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options shall be treated as Nonstatutory Stock Options to the extent permitted by law.

Article 7.	Stock Appreciation Rights

7.1      Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Key Employees at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

The Committee shall have complete discretion in determining the number of Shares covered by SARs granted hereunder (subject to Article 4) and, consistent with the provisions of the Plan, in determining the terms and provisions pertaining to such SARs. The number of Shares covered by a Freestanding SAR shall be counted against the number of Shares available for grants of Awards under Section 4.1, but the number of Shares covered by a Tandem SAR shall not be so counted.

The grant price of a Freestanding SAR shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option. A Tandem SAR must have the same Date of Grant as the Option to which it relates.

7.2      Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an Option: (i) the Tandem SAR will expire no later than the expiration of the underlying Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the Option Price of the Option.

7.3      Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and provisions the Committee, in its sole discretion, imposes upon them.

7.4      SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5      Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6      Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b)	The number of Shares with respect to which the SAR is exercised.

In the Award, the Committee may limit the amount that the Participant will be entitled to receive upon exercise of an SAR. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof; provided, however, that from and after the date of a Change in Control, the exercise of an SAR may be settled only in cash.

7.7      Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 (or any successor provision) of the Exchange Act.

7.8      Termination of Employment. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or separation from service from the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs , and may reflect distinctions based on the reasons for termination of employment or separation from service. In that regard, if an Award Agreement permits exercise of an SAR following the death of the Participant, the Award Agreement shall provide that such SAR shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant’s will, or if the Participant shall fail to make a testamentary disposition of the SAR or shall have died intestate, by the Participant’s executor or other legal representative.

7.9      Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

7.10      No Rights. A Participant granted an SAR shall have no rights as a shareholder of the Company with respect to the Shares covered by such SAR except to the extent that Shares are issued to the Participant upon the due exercise of the SAR.

7.11      Limit on Modification. No modification (within the meaning of U.S. Treasury Regulation 1.409A-1(b)(5)(v)(B)) shall be made with respect to any SAR if the modification would result in the SAR constituting a deferral of compensation, and no extension (within the meaning of U.S. Treasury Regulation 1.409A-1(b)(5)(v)(C)) shall be made with respect to any SAR if the extension would result in the SAR having an additional deferral feature from the Date of Grant, in each case without the Participant’s consent.

Article 8.	Payment Shares and Restricted Stock

8.1      Payment Shares. The Committee may, at any time and from time to time in its sole and exclusive discretion, grant to a Key Employee Payment Shares in lieu of cash compensation otherwise payable to the Participant under any compensation plans or arrangements of the Company, which such Payment Shares shall have an aggregate Fair Market Value on the Date of Grant equal to the amount of the cash compensation otherwise payable to the Participant. No more than Fifty Thousand (50,000) shares may be granted as Payment Shares to Key Employees during the term of the Plan.

8.2      Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Key Employees or Outside Consultants in such amounts as the Committee shall determine.

8.3      Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period of Restriction, or Periods, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine. Restrictions conditioned on employment and the passage of time shall not expire less than three years from the Date of Grant of the Restricted Stock except that up to Fifty Thousand (50,000) shares may be granted to Key Employees or Outside Consultants as shares of Restricted Stock with a restriction of no less than one year. Restrictions conditioned on the achievement of performance measures or other performance conditions shall not expire less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control. The terms and conditions of an award of Restricted Stock may be designed to qualify for the Performance-Based Exception, which shall be governed by the provisions of Article 11.

8.4      Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement.

8.5      Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, provisions intended to qualify for the Performance-Based Exception, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

The Company shall retain any certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied and may issue Shares in uncertificated form.

Except as otherwise provided in this Article 8 or in the applicable Award Agreement, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction.

8.6      Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.7      Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may or may not be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Unless otherwise provided in the Participant’s Award Agreement, dividends or other distributions payable to the Participant with respect to an award of Restricted Stock shall be paid at the same time such dividends or other distributions are paid to other shareholders of record. In the event that any dividend constitutes a “derivative security” or an “equity security” pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

8.8      Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive payment of unvested Restricted Stock upon his or her death, Disability, other termination of employment or separation from service with the Company and its Subsidiaries or upon a Change of Control or Qualifying Change of Control during the Restriction Period. In the absence of any such provision with respect to a particular event the unvested Restricted Stock shall be deemed to be forfeited upon such event. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Restricted Stock, and may reflect distinctions based on the reasons for the termination of employment or other separation from service.

Article 9.	Restricted Stock Units

9.1      Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units to eligible Key Employees or Outside Consultants in such amounts as the Committee shall determine.

9.2      Restricted Stock Unit Award Agreement. Each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Award Agreement that shall specify the vesting conditions with respect to the Award, the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine. Vesting shall be conditioned on continued employment and the passage of time and the minimum vesting period shall be three years from the Date of Grant of the Restricted Stock Unit except that up to Fifty Thousand (50,000) shares may be granted to Key Employees or Outside Consultants as Restricted Stock Units with a vesting period of no less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that vesting will accelerate on a full or pro-rata basis as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control during the vesting period. Restricted Stock Units that are granted subject to the satisfaction of performance conditions shall be granted as Performance Shares subject to the requirements of Section 10 below.

9.3      Transferability. A Participant’s interest in Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.

9.4      Voting Rights. During the Period of Restriction, Participants holding Restricted Stock Units shall have no voting rights with respect to the Restricted Stock Units.

9.5      Dividends and Other Distributions. The Committee may, in its discretion, provide that a Participant shall be entitled to receive dividend equivalents on outstanding Restricted Stock Units. Dividend equivalents may be (i) paid in cash, (ii) credited to the Participant as additional Restricted Stock Units, or (iii) a fixed combination of cash and additional Restricted Stock Units as provided in the Award, or the Committee may reserve the right to determine the manner of payment at the time dividends are paid to shareholders of record. Unless otherwise provided in the Award Agreement, (i) dividend equivalents with respect to dividends or other distributions that are paid in shares of Company Stock shall be credited to the Participant as additional Restricted Stock Units subject to the same restrictions as the Restricted Stock Units with respect to which the dividend equivalents are paid, and (ii) dividend equivalents with respect to dividends or other distributions that are paid in cash shall be paid at the same time and under the same conditions as such dividends or other distributions are paid to the shareholders of record of Common Stock.

9.6      Payment of Restricted Stock Units. Restricted Stock Units may be paid in cash, Shares, or a fixed combination of Shares or cash as provided in the Award Agreement, or the Committee may reserve the right to determine the manner of payment at the time the Restricted Stock Units become payable. The delivery of Shares in payment of Restricted Stock Units may be subject to additional conditions established in the Award Agreement.

9.7      Termination of Employment. Each Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive payment of unvested Restricted Stock Units upon his or her death, Disability, other termination of employment or separation from service with the Company and its Subsidiaries or upon a Change of Control or Qualifying Change of Control during the vesting period. In the absence of any such provision with respect to a particular event the unvested Restricted Stock Units shall be deemed to be forfeited upon such event. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Restricted Stock Units, and may reflect distinctions based on the reasons for the termination of employment or other separation from service.

Article 10.	Performance Shares

10.1      Grant of Performance Shares. Subject to the terms and provisions of the Plan, Performance Shares may be granted to eligible Key Employees in such amount and upon such terms, and at such time(s), as shall be determined by the Committee. The number and/or vesting of Performance Shares granted, in the Committee’s discretion, shall be contingent upon the degree of attainment of specified performance goals or other conditions over a specified period of at least twelve consecutive calendar months in duration. The terms and provisions of an Award of Performance Shares shall be evidenced by an appropriate Award Agreement. The terms and conditions of an award of Performance Shares may be designed to qualify for the Performance-Based Exception, which shall be governed by the provisions of Article 11. The Committee may impose such other conditions and/or restrictions on any Performance Shares as it may deem advisable including, without limitation, time-based restrictions on vesting following the attainment of the performance goals. Performance Shares shall not have any voting rights.

10.2      Value of Performance Shares. The value of a Performance Share at any time shall equal the Fair Market Value of a Share at such time.

10.3      Form and Timing of Payment of Performance Shares. The Committee shall determine the number of Performance Shares as to which the Participant has earned a right to be paid pursuant to the terms of the applicable Award Agreement. The Committee shall pay any earned Performance Shares as soon as practicable after they are earned in the form of cash, Shares or a combination thereof (as determined by the Committee) having an aggregate Fair Market Value equal to the value of the earned Performance Shares as of the date they are earned. Any Shares used to pay out earned Performance Shares may be granted subject to any restrictions deemed appropriate by the Committee.

10.4      Dividend Equivalents. The Committee may provide in a Participant’s Performance Share Award Agreement for the crediting of dividend equivalents with respect to the Shares underlying the Award in the event any regular cash dividends are paid during the performance period on Shares generally. Any dividends equivalents so credited to the Participant with respect to an Award of Performance Shares shall be accounted for in an unfunded bookkeeping account of the Company and paid to the Participant if and when the Performance Shares are earned, at the same time such Performance Shares are paid and subject to the same conditions that govern the payment of the Performance Shares. If the Performance Shares or any portion thereof are forfeited or otherwise fail to be earned then any dividend equivalents credited with respect to the Award shall be forfeited as well and to the same extent. The Participant shall have not have any right to the amounts credited to him in any bookkeeping account established by the Company other than the contractual right as a general unsecured creditor conferred by the Performance Share Award Agreement and this Plan. To the extent any deferred dividend payment arrangement described herein is subject to Section 409A of the Code, it shall be structured in the Participant’s Performance Share Award Agreement so as to comply with Section 409A of the Code. In the event that any dividend constitutes a “derivative security” or an “equity security” pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to the same performance conditions as the related Performance Shares.

10.5      Termination of Employment. Each Performance Share Award Agreement shall set forth the extent to which the Participant shall have the right to receive payment of unearned or unvested Performance Shares upon his or her death, Disability, other termination of employment or separation from service with the Company and its Subsidiaries or upon a Change of Control or Qualifying Change of Control during the performance period or other vesting period. In the absence of any such provision with respect to a particular event the unearned or unvested Performance Shares shall be deemed to be forfeited upon such event. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Performance Shares, and may reflect distinctions based on the reasons for the termination of employment or other separation from service.

10.6      Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant.

Article 11.	Performance-Based Exception

11.1      Awards For Performance-Based Exception. Each Award (other than Options or SARs) made to a Named Executive Officer that is designed to qualify for the Performance-Based Exception (a “Performance Award”) shall contain the performance goals for the award, including the performance measures from Section 11.2, the target and maximum amounts payable and any other terms and conditions as are applicable to the Award. The terms of a Performance Award may be set in an annual or long-term bonus plan or other similar document. Each Performance Award shall be granted and administered to comply with the requirements of Section 162(m) of the Code.

11.2      Performance Measures. The performance measure(s) to be used for purposes of Performance Awards which are designed to qualify for the Performance-Based Exception shall be chosen from among the following alternatives:

(a)	Cash Flow from Operations;

(b)	Earnings Per Share;

(c)	Net Income;

(d)	Operating Income;

(e)	Operating Margin;

(f)	Return On Assets;

(g)	Return On Equity;

(h)	Revenues; and/or

(i)	Total Shareholder Return.

Performance measures may be based on the performance of the Company, any Subsidiary, division, business unit thereof, or any individual, either on an operating or GAAP basis where applicable, including or excluding nonrecurring or extraordinary items where applicable, and including measuring the performance of any of the above relative to a defined peer group of companies or an index or, where applicable, on a per-share basis.

11.3      Administration of Performance Awards. Any Performance Award shall be made not later than 90 days after the start of the period for which the Performance Award relates and shall be made prior to the completion of 25% of the period. All determinations regarding the achievement of any performance goals will be made by the Committee. The Committee may not increase during an applicable performance period the amount of cash or Common Stock that would otherwise be payable upon achievement of the performance goal or goals but may reduce or eliminate the payments as provided in the Performance Award Agreement.

The actual payments to a Participant under a Performance Award will be calculated by applying the achievement of an performance criteria to the performance goal as established in the Performance Award. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the performance goals have been met.

The Committee may provide for a Performance Award to be payable at the target level (or other level as determined by the Committee in its discretion) prior to the attainment of a performance goal or goals solely upon the Participant’s death, Disability, or the occurrence of a Change of Control or Qualifying Change of Control.

Article 12.	Director Awards

12.1      Form of Director Awards. The Board may grant Director Awards to Outside Directors in the form of Restricted Stock, or Restricted Stock Units. Whenever the Board grants a Director Award, notice shall be given to the Outside Director stating the type of award being made, the number of shares with respect to which the award is granted and the terms and conditions to which the award and (where applicable) the exercise of the award is subject. This notice shall become the Award Agreement between the Company and the Outside Director and, at that time, the Outside Director shall become a Participant. No more than $100,000 worth of Director Awards (valued at the Fair Market Value of the Shares subject to the Director Award as of the grant date) may be granted to any single Outside Director during any single calendar year.

12.2      Terms of Director Awards. Director Awards shall otherwise be subject to the terms of the Plan applicable to each type of award as set forth in Articles 8 and 9; provided, however, that where the context reasonably requires, references throughout these sections to the “Committee” shall be read instead as references to the Board wherever the award is to be granted to an Outside Director. The Board shall have all the same rights and powers with respect to the administration of Director Awards as the Committee has with respect to Awards as provided in Article 3, and the Board shall be subject to the same limitations with respect to the modification and repricing of outstanding Director Awards as provided in Article 4.

12.3      Delegation to Committee. For purposes of this Article 12, the Board may delegate its authority to any committee of the Board, or any subcommittee thereof, each member of which is (i) an outside director for purposes of Code section 162(m), (ii) a non-employee director for purposes of Rule 16b-3, and (iii) an independent director for purposes of the rules of the exchange on which the Company Stock is traded.

12.4      Employee Directors Excluded from Board Decisions. For purposes of this Article 12, the term “Board” shall refer solely to the Board of Directors of the Company, excluding any members of the Board who are not Outside Directors.

Article 13.	Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate. Any payment made to a beneficiary under this Plan in good faith shall fully discharge the Company from all further obligations with respect to that payment.

Article 14.	Deferrals

The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by the lapse or waiver of restrictions with respect to Restricted Stock, the payment of Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals that comply with the requirements of Section 409A of the Code.

Article 15.	Rights of Participants

15.1      Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. For purposes of this Plan, a transfer of a Participant’s employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Outside Consultant at any time, nor confer upon any Outside Consultant any right to continue in the service of the Company or any Subsidiary.

15.2      Participation. No Key Employee or Outside Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 16	Change in Control

16.1      Treatment of Outstanding Awards. Upon ~~the occurrence~~a Qualifying Termination that occurs on or within two (2) years following the date of a Change in Control, unless otherwise provided in an Award Agreement or specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a)	Any and all Options and SARs granted hereunder shall become immediately exercisable;

(b)	Any restriction periods and restrictions imposed on shares of Restricted Stock or Restricted Stock Units shall lapse; and

(c)

The target payout opportunities attainable under all outstanding Awards of Restricted Stock, Restricted Stock Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the ~~Change in Control~~Qualifying Termination, and the vesting of all such Awards shall be accelerated as of the effective date of the ~~Change in Control~~Qualifying Termination.

~~The Committee may~~     Notwithstanding anything to the contrary in Section 16, if the Company undergoes a Change in Control triggered by clause (iii) or (iv) of the definition thereof and the Company is not the surviving entity and the successor to the Company (if any) (or a parent thereof) does not agree in writing prior to the occurrence of the Change in Control to continue and assume the Award following the Change in Control, or if for any other reason the Award would not continue after the Change in Control, then upon or sufficiently in advance of the Change in Control to permit the Participant to realize the benefits intended to be conveyed with respect to the shares underlying the Award, the Committee may accelerate the vesting or exercisability of any outstanding Award, or take any other actions with respect to outstanding Awards as the Committee deems appropriate; provided, however, that with respect to any performance-based Awards, any such accelerated vesting shall be based on actual performance as of the date of the Change in Control and/or on a pro-rata basis for time elapsed in ongoing performance period(s); and provided further that the Committee may not accelerate the time or schedule of any payment of any Award that is subject to Section 409A of the Code, or take any other action to cause such an award to violate Section 409A of the Code, without the Participant’s consent.

16.2      Limitation on Change-in-Control Benefits. It is the intention of the Company and the Participants to reduce the amounts payable or distributable to a Participant hereunder if the aggregate Net After Tax Receipts (as defined below) to the Participant would thereby be increased, as a result of the application of the excise tax provisions of Section 4999 of the Code. Accordingly, anything in this Plan to the contrary notwithstanding, in the event that the independent accountants regularly employed by the Company immediately prior to any “change” described below (the “Accounting Firm”) shall determine that receipt of all Payments (as defined below) would subject the Participant to tax under Section 4999 of the Code, it shall determine whether some amount of Payments would meet the definition of a “Reduced Amount,” (as defined below). If the Accounting Firm determines that there is a Reduced Amount, the aggregate Payments shall be reduced to such Reduced Amount in accordance with the provisions of Section 16.2(b) below.

(a)	For purposes of this Section 16.2(a):

(i)

A “Payment” shall mean any payment or distribution in the nature of compensation to or for the benefit of a Participant who is a “disqualified individual” within the meaning of Section 280G(c) of the Code and which is contingent on a “change” described in Section 280G(b)(2)(A)(i) of the Code with respect to the Company, whether paid or payable pursuant to this Plan or otherwise;

(ii)	“Plan Payment” shall mean a Payment paid or payable pursuant to this Plan (disregarding this Section 16.2);

(iii)

“Net After Tax Receipt” shall mean the Present Value of a Payment, net of all taxes imposed on the Participant with respect thereto under Sections 1 and 4999 of the Code, determined by applying the highest marginal rate under Section 1 of the Code which applied to the Participant’s Federal taxable income for the immediately preceding taxable year;

(iv)	“Present Value” shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and

(v)

“Reduced Amount” shall mean the smallest aggregate amount of Payments which (A) is less than the sum of all Payments and (B) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if all Payments were paid to or for the benefit of the Participant.

(b)

If the Accounting Firm determines that aggregate Payments should be reduced to the Reduced Amount, the Committee shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof, and the Participant may then elect, in the Participant’s sole discretion, which and how much of the Payments, including without limitation Plan Payments, shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Payments is equal to the Reduced Amount), and shall advise the Committee in writing of such election within ten (10) days of the Participant’s receipt of notice. If no such election is made by the Participant within such ten (10) day period, the Committee may elect which of the Payments, including without limitation Plan Payments, shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Payments is equal to the Reduced Amount) and shall notify the Participant promptly of such election. All determinations made by the Accounting Firm under this Section 16.2 shall be binding upon the Company and the Participant and shall be made within sixty (60) days immediately following the event constituting the “change” referred to above. As promptly as practicable following such determination, the Company shall pay to or distribute for the benefit of the Participant such Payments as are then due to the Participant under this Plan. Notwithstanding the foregoing to the contrary, in the event any Payment is subject to Section 409A of the Code, neither the Participant nor the Committee shall have an election as to the elimination or reduction of any Payments, but the Payments shall be automatically reduced on a pro rata basis until the Present Value of the aggregate Payments is equal to the Reduced Amount.

(c)

At the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Participant pursuant to this Plan which should not have been so paid or distributed (“Overpayment”) or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Participant pursuant to this Plan could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Accounting Firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Participant shall be treated for all purposes as a loan ab initio to the Participant which the Participant shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes.

In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

16.3      Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 16 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this Article 16 at any time and from time to prior to the date of a Change in Control.

Article 17.	Amendment, Modification, and Termination

17.1      Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided however that no change shall be made that increases the total number of shares of Common Stock reserved for issuance under the Plan (except pursuant to Section 4), materially modifies the requirements as to eligibility for participation in the Plan, or that would otherwise be considered a material revision or amendment under Code section 422 or the listing standards of the exchange on which the Common Stock is then traded, unless the change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and outstanding Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and other applicable federal or state securities laws and to meet the requirements of the Code and applicable regulations or other generally applicable guidance thereunder.

17.2      Awards Previously Granted. Except as otherwise provided in Section 17.1, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

~~17.3    Acceleration of Award Vesting; Waiver of Restrictions. Except as provided in Sections 6.11 and 7.11, the Committee, in its sole and exclusive discretion, shall have the power at any time to (i) accelerate the vesting of any Award granted under the Plan, including without limitation, acceleration to such a date that would result in said Awards becoming immediately vested, or (ii) waive any restrictions of any Award granted under the Plan.~~

Article 18.	Withholding

18.1      Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, Applicable Withholding Taxes with respect to any taxable event arising as a result of this Plan.

18.2      Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, the payment of Restricted Stock Units or Performance Shares, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value equal to the Applicable Withholding Taxes. All such elections shall be made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19.	Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 20.	Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21.	Section 409A Compliance

21.1     Separation from Service. With respect to any Award that provides for a deferral of compensation for purposes of Section 409A of the Code and that is payable under its terms on a Participant’s termination of employment (including a Participant’s termination of employment on account of retirement, if applicable), (i) any references herein and in the Participant’s Award Agreement to the Participant’s termination of employment or date of termination of employment shall refer to the Participant’s Separation from Service or date of Separation from Service, as the case may be; and (ii) notwithstanding any provision herein or in the Participant’s Incentive Award to the contrary, if at the time of payment under such an Incentive Award, the Participant is a “specified employee” (as defined below), no such payment shall occur prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, or (B) the date of the Participant’s death. Upon the expiration of the six (6)-month deferral period referred to in the preceding sentence or the Participant’s death, all amounts that would otherwise have been paid during such period but for this Section 21.1 shall be paid and any amounts that remain to be paid under the Award shall be paid in accordance with the terms hereof and of the Award Agreement. The term “specified employee” shall have the same meaning as assigned to that term under Section 409A(a)(2)(B)(i) of the Code and whether a Participant is a specified employee shall be determined in accordance with written guidelines adopted by the Company for such purposes.

21.2      Qualifying Change in Control. With respect to any Award that provides for a deferral of compensation for purposes of Section 409A of the Code and that is payable under its terms upon a Change in Control, or under which the time or form of payment of the Award varies depending on whether a Change in Control has occurred, any references herein and in the Participant’s Award Agreement to a Change in Control or date of the Change in Control shall refer to a Qualifying Change in Control or the date of a Qualifying Change in Control, as the case may be.

Article 22.	Recovery of Awards.

Any Awards granted pursuant to this Plan shall be subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company.

Article 23.	Legal Construction

~~22.1~~ 23.1     Gender and Number. Except where otherwise indicated by the context, any masculine term used also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

~~22.2~~ 23.2      Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

~~22.3~~ 23.3     Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

~~22.4~~ 23.4     Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. If at any time, the Committee should determine that the issuance of any shares of Common Stock under an Award, whether pursuant to the exercise of an Option or Stock Appreciation Right or otherwise, would result in the violation of any applicable federal or state securities laws with respect to the Plan, then no shares of Common Stock shall be issued, and no Options or Stock Appreciation Rights shall be exercised, unless and until the Committee has determined that the issuance of such shares or the exercise of such Options or Stock Appreciation Rights would not result in such violation. If a Participant’s right to exercise an Option or Stock Appreciation Right is suspended pursuant to the preceding sentence, the Committee may provide that any time period to exercise the Option or Stock Appreciation Right is extended or tolled during such period of suspension.

~~22.5~~ 23.5     Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

ANNUAL MEETING OF STOCKHOLDERS OF

BASSETT FURNITURE INDUSTRIES, INCORPORATED

March 9, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21030303000000000000 8 030916

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Peter W. Brown, M.D.
- ○ Kristina Cashman
- ○ Paul Fulton
- ○ Howard H. Haworth
- ○ George W. Henderson, III
- ○ J. Walter McDowell
- ○ Dale C. Pond
- ○ Robert H. Spilman, Jr.
- ○ William C. Wampler, Jr.
- ○ William C. Warden, Jr.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY will be voted as specified herein and unless otherwise directed, will be voted FOR the election of all nominees as Directors, FOR the amendment and restatement of the 2010 Stock Incentive Plan, FOR ratification of the selection of the independent registered public accounting firm, and FOR the advisory vote regarding the approval of compensation paid to certain executive officers.

The undersigned acknowledges receipt of the Notice of said Annual Meeting and of the accompanying Proxy Statement attached thereto.

Please mark, sign, date and return the proxy card using the enclosed envelope.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Proxy Solicited by the Board of Directors for the

Annual Meeting to be held on March 9, 2016

The undersigned hereby appoints Robert H. Spilman, Jr. and Jay R. Hervey, each or either of them, proxies, with full power of substitution, with the powers the undersigned would possess if personally present, to vote, as designated below, all shares of the $5.00 par value Common Stock of the undersigned in Bassett Furniture Industries, Incorporated at the Annual Meeting of Stockholders of the Company to be held on March 9, 2016 at 10:00 a.m. local time, at the Company's headquarters, 3525 Fairystone Park Highway, Bassett, Virginia 24055, and at any adjournments or postponements thereof. **The Board of Directors recommends voting FOR ALL NOMINEES in the election of directors and FOR proposals 2, 3 and 4.**

(Continued and to be signed on the reverse side)

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